                                                                 EXHIBIT 10.25




                          AGREEMENT AND PLAN OF MERGER


                                     AMONG


                               TYLER CORPORATION,


                          T1 ACQUISITION CORPORATION,


                         BUSINESS RESOURCES CORPORATION


                                      AND


                                WILLIAM D. OATES


                                     DATED


                                OCTOBER 8, 1997

                               TABLE OF CONTENTS

                                   ARTICLE 1
                                   THE MERGER

         1.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.2     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.3     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.4     Effects of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.5     Articles of Incorporation; Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.6     Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.7     Conversion of Securities; Exchange; Fractional Shares. . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.8     Additional Merger Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         1.9     Adjustments to Prevent Dilution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         1.10    Taking of Necessary Action; Further Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

                                                        ARTICLE 2
                                              REPRESENTATIONS AND WARRANTIES
                                            OF THE COMPANY AND THE SHAREHOLDER

         2.1     Organization and Good Standing of Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.2     Organization and Good Standing of Company Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.3     Other Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.4     Foreign Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.5     Power and Authority to Conduct Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.6     Authority to Consummate Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.7     Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.8     Compliance with Other Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.9     Capitalization of Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.10    Capitalization of the Company Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.11    Company Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.12    Company Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.13    Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.14    No Material Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.15    Tax Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.16    Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.17    Condition of Tangible Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.18    Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.19    Inventory Good and Salable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.20    Patents, Trademarks, and Copyrights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.21    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.22    Litigation and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

         2.23    Judgments, Decrees, and Orders in Restraint of Business  . . . . . . . . . . . . . . . . . . . . . .  19
         2.24    No Violation of Any Instrument . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.25     Compliance With Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.26    Compensation and Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.27    Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.28    Adequate Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.29    Contracts with Affiliates and Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.30    Revenue Recognition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.31    Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.32    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.33    Section 368 Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.34    Accuracy of Information Furnished  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.35    Representations Limited  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                        ARTICLE 3
                                         REPRESENTATIONS AND WARRANTIES OF  TYLER

         3.1     Organization and Good Standing of Tyler  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.2     Foreign Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.3     Power and Authority to Conduct Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.4     Authority to Consummate Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.5     Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.6     Compliance with Other Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.7     Capitalization of Tyler  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.8     Commission Filings; Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.9     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.10    No Material Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.11    Litigation and Government Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.12    No Violation of Any Instrument . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.13    Certain Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.14    No Interim Operations of Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.15    Accuracy of Information Furnished  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.16    Company Contract Bids  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                        ARTICLE 4
                                JOINT COVENANTS OF THE COMPANY, THE SHAREHOLDER AND TYLER

         4.1     Access; Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.2     Notice of any Material Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.3     Monthly Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.4     Antitrust Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.5     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         4.6     Cooperation Pending Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.7     Non-competition Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                                                        ARTICLE 5
                                       COVENANTS OF THE COMPANY AND THE SHAREHOLDER

         5.1     Conduct of Business Prior to Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.2     Employment Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.3     Noncompetition Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.4     Agreement Not to Negotiate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.5     Permitted Distributions of Cash and Condo  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.6     Waiver of Adverse Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.7     Accuracy of Information Furnished  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.8     Pre-Closing Bonuses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.9     New Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.10    Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.11    Contribution of Headquarters Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                                                        ARTICLE 6
                                                    COVENANTS OF TYLER

         6.1     Conduct Prior to Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.2     Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.3     Meetings of Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.4     Stock Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.5     Guaranties of Company Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.6     Other Tyler Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.7     Company Indemnification Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.8     Agreements Regarding Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.9     Release of Shareholder Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                                        ARTICLE 7
                                    JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS

         7.1     HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.2     Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                                        ARTICLE 8
                          CONDITIONS PRECEDENT TO OBLIGATIONSOF THE COMPANY AND THE SHAREHOLDER


         8.1     Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         8.2     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.3     Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.4     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.5     Tyler Stockholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.6     Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.7     Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                                        ARTICLE 9
                                       CONDITIONS PRECEDENT TO OBLIGATIONS OF TYLER

         9.1     Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.2     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.3     Securities Law Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.4     Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.5     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.6     Consents to Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.7     Stockholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.8     Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.9     Noncompetition Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.10    Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                                        ARTICLE 10
                                        SECURITIES LAW REGISTRATION AND COMPLIANCE

         10.1    Securities Law Compliance; Restrictions on Shares.   . . . . . . . . . . . . . . . . . . . . . . . .  45
         10.2    Demand Registration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         10.3    Piggyback Registration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         10.4    Registration Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         10.5    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         10.6    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         10.7    No Transferability of Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                                        ARTICLE 11
                                               INDEMNIFICATION AND REMEDIES

         11.1    Indemnification by the Shareholder Based on Agreement  . . . . . . . . . . . . . . . . . . . . . . .  54
         11.2    Indemnification by Tyler Based on Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         11.3    Customer Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         11.4    Claims Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         11.5    Maximum Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         11.6    Equitable Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         11.7    Remedies of the Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         11.8    Right of Offset  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         11.9    Costs of Defense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

                                                        ARTICLE 12
                                                      MISCELLANEOUS

         12.1    Breach Discovered Prior to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         12.2    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         12.3    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         12.4    Disclosure Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         12.5    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         12.6    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         12.7    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         12.8    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         12.9    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.10   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.11   Waiver and Other Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.12   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.13   Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

                                    EXHIBITS


       Exhibit A        Surviving Corporation Directors and Officers

       Exhibit B        Employment and Noncompetition Agreement

       Exhibit C        Stock Option Agreement

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT, made as of the 8th day of October, 1997, is entered into by and among Tyler Corporation, a Delaware corporation ("Tyler"), T1 Acquisition Corporation, a Texas corporation and wholly-owned subsidiary of Tyler ("Sub"), Business Resources Corporation, a Texas corporation (the "Company"), and William D. Oates, the sole shareholder of the Company (the "Shareholder").

                                  WITNESSETH:

         WHEREAS, subject to and in accordance with the terms and conditions of this Agreement, the respective Boards of Directors of Tyler, Sub and the Company, and Tyler as sole shareholder of Sub, have approved the merger of the Company with and into Sub (the "Merger"), whereby all the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") not owned directly or indirectly by the Company will be converted into the right to receive in the aggregate $15,250,000 in cash and 10,000,000 shares of common stock, par value $0.01 per share, of Tyler ("Tyler Common Stock"), in the manner and subject to the adjustments provided herein;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger;

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

         NOW THEREFORE, in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE 1
                                   THE MERGER

         1.1 The Merger. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the Texas Business Corporation Act (the "TBCA"), at the Effective Time (as defined in Section 1.3) the Company shall be merged with and into Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of the Company in accordance with the TBCA.

         1.2 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., 2200 Ross Avenue, Suite 900, Dallas, Texas 75201 as soon as practicable after the satisfaction or waiver of the conditions set forth in Article V or at such other time and place and on such other date as Tyler and the Company shall agree; provided, that the closing conditions set forth in Article V shall have been satisfied or waived at or prior to such time. The date on which the Closing occurs is herein referred to as the "Closing Date."

         1.3 Effective Time. On the Closing Date, or as soon as practicable thereafter, the Company and Sub will cause Articles of Merger (the "Articles of Merger") to be filed with the Secretary of State of the State of Texas as provided in Article 5.04 of the TBCA. The Merger will become effective at the time that the Articles of Merger have been filed with the Secretary of State of the State of Texas or at such other time specified in the Articles of Merger as the effective time (the "Effective Time").

         1.4 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the TBCA.

         1.5 Articles of Incorporation; Bylaws. The Articles of Incorporation (the "Articles") and Bylaws (the "Bylaws") of Sub, as in effect immediately prior to the Effective Time, shall be identical to the Company's Articles of Incorporation and Bylaws and shall be the articles of incorporation and bylaws of the Surviving Corporation and thereafter shall continue to be its articles of incorporation and bylaws until amended as provided therein and under the TBCA.

         1.6 Directors and Officers. The persons specified as directors on Exhibit C hereto shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles and Bylaws, and the persons specified as officers on Exhibit C hereto shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in accordance with the Articles and Bylaws.

         1.7 Conversion of Securities; Exchange; Fractional Shares. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Sub or their Shareholder:

                 (a) Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of the Company Common Stock to be canceled pursuant to Section 1.7(b), shall be converted, subject to the provisions of this Section 1.7, into the right to receive, without interest, $15,250.00 in cash and 10,000 shares of Tyler Common Stock (collectively, the "Merger Consideration"); and provided further, that no fractional shares of Tyler Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made in accordance with the procedure set forth in Section 1.7(g) hereof.

                 (b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock held by Sub, Tyler or any direct or indirect wholly-owned subsidiary of Tyler, or the Company immediately prior to the Effective Time shall be canceled and extinguished at the Effective Time without any conversion thereof and no payment shall be made with respect thereto.

                 (c) Each share of common stock, par value $1.00 per share, of Sub issued and outstanding immediately prior to the Effective Time shall at the Effective Time be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                 (d) At the Effective Time, each holder of an outstanding certificate that prior thereto represented shares of Company Common Stock shall be entitled to receive, upon surrender to the Surviving Corporation of such certificate or certificates for cancellation and subject to any required withholding of taxes, a certificate or certificates representing the number of whole shares of Tyler Common Stock (of such denominations and registered in such names as such holder may request) into which the shares of Company Common Stock so surrendered shall have been converted. Each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Tyler Common Stock shall, upon surrender to the Surviving Corporation of the certificates representing shares of Company Common Stock held by such holder, be paid an amount in cash in accordance with the provisions of Section 1.7(g). Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of Company Common Stock shall be deemed from and after the Effective Time to evidence the right to receive that amount of cash and that number of full shares of Tyler Common Stock into which such shares of Company Common Stock shall have been converted pursuant to this Section 1.7, any dividends or distributions contemplated or permitted by this Agreement and declared concurrently with or prior to Closing, but which are unpaid as of Closing, and any cash in lieu of fractional shares of Tyler Common Stock, subject to any of required withholding of taxes. No interest shall be paid on the cash payable upon surrender of the certificate or certificates evidencing shares of Company Common Stock. Unless and until any such outstanding certificates representing shares of Company Common Stock shall be surrendered, no dividends or other distributions declared and payable to the holders of Tyler Common Stock on or after the Effective Time shall be paid to the holders of such outstanding certificates which prior to the Effective Time represented shares of Company Common Stock; provided, however, that, upon surrender and exchange of such outstanding certificates, there shall be paid to the record holders of the certificates issued and exchanged therefor the amount, without interest thereon, of dividends and other distributions, if any, that theretofore were declared and became payable since the Effective Time with respect to the number of full shares of Tyler Common Stock issued to such holders.

                 (e) The cash and shares of Tyler Common Stock into which the shares of Company Common Stock shall have been converted pursuant to this
Section 1.7 shall be issued in full satisfaction of all rights pertaining to such converted shares of Company Common Stock except for the payment of any dividends or distributions contemplated or permitted by this Agreement and declared concurrently with or prior to Closing, but which are unpaid as of Closing.

                 (f) If any certificate for shares of Tyler Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to Tyler or the Surviving Corporation any transfer or other taxes required by reason of the issuance of a certificate for shares of Tyler Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Tyler or its transfer agent that such tax has been paid or is not payable.

                 (g) No fraction of a share of Tyler Common Stock shall be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Tyler Common Stock shall, upon surrender to the Surviving Corporation of the certificate or certificates representing the shares of Company Common Stock held by such holder, be paid an amount in cash equal to the value of such fraction of a share of Tyler Common Stock based upon the closing price of Tyler Common Stock on the New York Stock Exchange on the last trading day prior to the Effective Time. No interest shall be paid on such amount. All shares of Company Common Stock held by a record holder shall be aggregated for purposes of computing the number of shares of Tyler Common Stock to be issued pursuant to this Section 1.7.

                 (h) At the Closing, Tyler shall provide each holder of certificates which prior to the Effective Time represented shares of Company Common Stock a letter of transmittal and other documentation enabling such holder to effect the exchange of stock certificates as contemplated by Article 1 of this Agreement.

                 (i) Neither Tyler, the Surviving Corporation, nor any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                 (j) In the event any certificate formerly representing shares of the Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Tyler or the Surviving Corporation, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against Tyler or the Surviving Corporation with respect to such certificate, the Surviving Corporation shall deliver in exchange for such lost, stolen or destroyed certificate the cash and shares of Tyler Common Stock that would be deliverable pursuant to this

Article 1 upon due surrender of the shares of Company Common Stock represented by such lost, stolen or destroyed certificate.

         1.8 Additional Merger Consideration. In addition to the Merger Consideration payable to the holders of Company Common Stock pursuant to
Section 1.7(a), the holders of Company Common Stock shall be entitled to receive additional merger consideration ("Additional Merger Consideration") in an aggregate amount up to $4,500,000 if certain performance objectives set forth in a letter dated of even date herewith from Tyler to the Shareholder and the Company are achieved within two years after the date hereof. In such event each holder of record of Company Common Stock immediately prior to the Effective Time shall receive for each share so held Additional Merger Consideration equal to the quotient of $4,500,000 (or such lesser amount as may be payable) divided by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

         1.9 Adjustments to Prevent Dilution. In the event that the Company changes the number of shares of the Company Common Stock or securities convertible or exchangeable into or exercisable for shares of the Company Common Stock, or Tyler changes the number of shares of Tyler Common Stock or securities convertible or exchangeable into or exercisable for shares of Tyler Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split or combination), stock dividend or distribution, recapitalization, subdivision, or other similar transaction, the Merger Consideration shall be correspondingly adjusted.

         1.10 Taking of Necessary Action; Further Action. The parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Sub, such corporations shall direct their respective officers and directors to take, and the Shareholder shall take, all such lawful and necessary action.


                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDER

          The Company and the Shareholder jointly and severally represent and warrant to Tyler and Sub as follows:

         2.1 Organization and Good Standing of Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

         2.2     Organization and Good Standing of Company Subsidiaries.
Section 2.2 of the schedule delivered by the Company concurrently with the execution of this Agreement (the "Company Disclosure Schedule") truly and correctly lists each corporation in which either the Company or a Company Subsidiary is the record or beneficial owner, directly or indirectly, of 50% or more of the capital stock (each such corporation being referred to as a "Company Subsidiary"), the jurisdiction of incorporation of each Company Subsidiary, the authorized number of shares of capital stock of each Company Subsidiary, the number of outstanding shares of capital stock of each Company Subsidiary and the number of shares owned by the Company or a Company Subsidiary, and the jurisdictions in which the Company and each Company Subsidiary are qualified or licensed to do business. Each Company Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         2.3 Other Investments. Section 2.3 of the Company Disclosure Schedule truly and correctly lists all corporations in which the Company or a Company Subsidiary owns less than 50% of the capital stock and all partnerships, joint ventures, and other entities in which the Company or a Company Subsidiary has an equity, profit sharing, participation, or other interest (the "Company Investments"), the form of organization of and the jurisdiction of incorporation or organization of each Company Investment, the type and amount of the investment, and the percentage interest owned by the Company or a Company Subsidiary.

         2.4 Foreign Qualification. The Company and each Company Subsidiary are duly qualified or licensed to do business as foreign corporations and in good standing in those jurisdictions set forth in Section
2.4 of the Company Disclosure Schedule. The Company and the Company Subsidiaries are duly qualified or licensed to do business as foreign corporations in every jurisdiction where the failure so to qualify could have a material adverse effect on the businesses, operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole. For purposes of this Section 2.4, no material adverse effect shall be deemed to have occurred as a result of non-payment of state or local franchise taxes not exceeding $75,000 in the aggregate.

         2.5 Power and Authority to Conduct Business. The Company and the Company Subsidiaries have the corporate power and authority, and possess all licenses and permits required by governmental authorities, to own, lease, and operate their properties and assets and to carry on its or their respective businesses as currently being conducted, except where the failure to possess such license or permit would not have a material adverse effect on the businesses, operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole.

         2.6 Authority to Consummate Merger. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements or documents executed or required to be executed by the Company in connection with this Agreement, and the execution, delivery, and performance by the Company of this Agreement and the other documents executed or required to be executed by the Company in connection with this Agreement have been duly authorized by all necessary corporate action.
The Shareholder has the capacity and authority to execute, deliver and perform his obligations under this Agreement, and the other agreements or documents executed or required to be executed by him in connection herewith.

         2.7 Binding Effect. This Agreement and the other agreements and documents executed or required to be executed by the Company or the Shareholder in connection with this Agreement have been or will have been duly executed and delivered by the Company or the Shareholder, as appropriate, and are or will be, when executed and delivered, the legal, valid, and binding obligations of the Company or the Shareholder executing the same, enforceable in accordance with their terms, except that:

                 (a) enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights;

                 (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

                 (c) rights to indemnification under Section 10.6 may be limited by considerations of public policy.

         2.8     Compliance with Other Instruments.  Except as disclosed in
Section 2.8 of the Company Disclosure Schedule, neither the execution and delivery by the Company or the Shareholder of this Agreement, or the other agreements or documents executed or required to be executed by the Company or the Shareholder in connection herewith, nor the consummation by the Company or the Shareholder of the transactions contemplated hereby and thereby, will (i) conflict with the articles of incorporation or bylaws of the Company or any Company Subsidiary, (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to the Company or any of the Company Subsidiaries; (iii) except for (A) requirements arising out of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and (B) the filing of articles of merger in accordance with the TBCA, require any consent, authorization, permit, license or approval of, or declaration, registration or filing with or notice to, any person or governmental body or authority, domestic or foreign, under any provision of law applicable to the Company or any of the Company Subsidiaries; or (iv) require any consent, approval or notice under, violate, breach, be in conflict with, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination or the acceleration of maturity of, or result in the imposition of any lien, claim, or encumbrance upon any property or asset of the Company, any Company Subsidiary, or the Shareholder, pursuant to any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, or other agreement or instrument (including with customers) listed or required to be listed in Section 2.21 of the Company Disclosure Schedule, or any judgment, order, injunction, or decree by which the Company, any Company Subsidiary, or the Shareholder is bound, to which any of them is a party, or to which any of their assets is subject, where any such failure to obtain any consent, approval or notice, or violation, breach, conflict or default would result in a material adverse effect on the businesses, operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole.

         2.9     Capitalization of Company.

                 (a) The authorized capital stock of the Company is 1,000 shares of Company Common Stock, of which 1,000 shares of Company Common Stock are issued and outstanding at the date hereof. All of the issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. There are and at the Closing will be no shares of the capital stock of the Company held in its treasury or in the treasury of any Company Subsidiary.

                 (b) At the Closing, the Shareholder will be the lawful record and beneficial owner of 1,000 shares of the Company Common Stock, free and clear of all liens, encumbrances, and claims of every kind, and the shares so owned by the Shareholder will constitute 100% of the issued and outstanding shares of the Company capital stock. The Shareholder has the right to vote or direct the vote of such shares at his discretion on any matter submitted to a vote of the Company's shareholders.

                 (c) There are no voting trusts, shareholder agreements, or other voting arrangements among the shareholders of the Company.

                 (d) Except as described in Section 2.9 of the Company Disclosure Schedule, there presently is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call, or other right obligating the Company, any Company Subsidiary, or the Shareholder to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem, or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of the Company; except as described in Section 2.9 of the Company Disclosure Schedule or otherwise permitted by this Agreement, no such rights disclosed in Section 2.9 of the Company Disclosure Schedule will remain outstanding at the Closing. No shareholder of the Company is entitled to any preemptive right.

         2.10 Capitalization of the Company Subsidiaries. All of the outstanding shares of capital stock of the Company Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and, except as described in Section 2.10 of the Company Disclosure Schedule, the shares of capital stock of the Company Subsidiaries indicated in Section 2.2 of the Company

Disclosure Schedule as owned by the Company or a Company Subsidiary are owned free and clear of all liens, encumbrances, and claims of every kind. The Company owns of record and beneficially all of the issued and outstanding shares of capital stock of each Company Subsidiary. Except as described in
Section 2.10 of the Company Disclosure Schedule, there presently is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call, or other right obligating the Company, any Company Subsidiary, or the Shareholder to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem, or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of any Company Subsidiary.

         2.11 Company Investments. Except as described in Section 2.11 of the Company Disclosure Schedule, the interests in the Company Investments owned by the Company or a Company Subsidiary are owned free and clear of all liens, encumbrances and claims other than those contained in the agreements evidencing such Company Investments. Except as described in Section 2.11 of the Company Disclosure Schedule, there presently is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call, or other right obligating the Company or any Company Subsidiary to sell, exchange, or otherwise dispose of, or to purchase, redeem, or otherwise acquire, any interest in the Company Investments; no such rights disclosed in Section 2.11 of the Company Disclosure Schedule will remain outstanding at the Closing.

         2.12    Company Financial Statements.

                 (a) The Company has delivered to Tyler true, correct, and complete copies of the following financial statements of the Company (the "Company Financial Statements"), which are attached to Section 2.12 of the Company Disclosure Schedule:

                               (i)         the audited consolidated balance
sheets of the Company and the Company Subsidiaries as of December 31, 1996, 1995 and 1994 and the related audited consolidated statements of operations, stockholder's equity, and cash flows for the years then ended, with notes thereto, prepared in accordance with United States generally accepted accounting principles, reported upon without exception or qualification by KPMG Peat Marwick LLP, independent certified public accountants ("Peat Marwick"), and

                              (ii)         the audited consolidated balance
sheet of the Company and the Company Subsidiaries as of July 31, 1997 (the "Company Balance Sheet"), and the related audited consolidated statements of operations, stockholder's equity, and cash flows for the seven months then ended, with notes thereto, prepared in accordance with United States generally accepted accounting principles, reported upon without exception or qualification by Peat Marwick.

The Company Financial Statements present fairly, in all respects, the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles applied, except as may be set forth in the notes thereto, on a consistent basis throughout such periods.

                 (b) Since July 31, 1997, there has been no change in accounting principles applicable to, or methods of accounting utilized by the Company, and the books and records of Company and the Company Subsidiaries have been and are being maintained in accordance with all applicable legal and accounting requirements and what the shareholder believes in good faith to be good business practice, reflect only valid transactions, are complete and correct in all material respects, and accurately reflect in all material respects the basis for the consolidated financial position and consolidated results of operations and cash flows of the Company and the Company Subsidiaries set forth in the Company Financial Statements.

         2.13 Absence of Certain Changes. Since July 31, 1997 (or other date indicated below), neither the Company nor any Company Subsidiary has (except as may be contemplated by this Agreement or as may result from the transactions contemplated by this Agreement):

                 (a) suffered any change in its businesses, results of operations, working capital, assets, liabilities, or financial condition or the manner of conducting its business other than changes that, individually or in the aggregate, have not had a material adverse effect on the businesses, operations, assets or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole;

                 (b) experienced a decline in the consolidated shareholder's equity of the Company and the Company Subsidiaries from its consolidated shareholder's equity shown on the Company Balance Sheet at July 31, 1997, determined using the same accounting principles applied in the preparation of the Company Financial Statements;

                 (c) except as disclosed in Section 2.13 of the Company Disclosure Schedule, suffered any damage or destruction to or loss of its assets not covered by insurance, or any loss of customers or suppliers, or terminated or lost the services of any key employee (including any employee who had agreed with the Company to maintain the confidentiality of proprietary or technical information or know-how or to assign inventions, patents, or copyrights) that has had, or in the good faith belief of the Shareholder is likely to have, a material adverse effect on the businesses, operations, assets, financial condition, or prospects of the Company and the Company Subsidiaries, taken as a whole;

                 (d) acquired or disposed of any material asset, or incurred, assumed, guaranteed, endorsed, paid, or discharged any material indebtedness, liability, or obligation, or subjected or permitted to be subjected any material amount of assets to any lien, claim, or encumbrance of any kind, except in the ordinary course of business or pursuant to agreements in force at the date of this Agreement;

                 (e) forgiven, compromised, canceled, released, waived, or permitted to lapse any material rights or claims;

                 (f) entered into or terminated any material agreement or commitment, or agreed or made any changes in material leases or agreements, other than renewals or extensions thereof and leases, agreements, and commitments entered into, terminated, or modified in the ordinary course of business;

                 (g) increased its investment in any Company Investment or made new Company Investments;

                 (h) written up, written down, or written off the book value of any material amount of assets;

                 (i) declared, paid, or set aside for payment any dividend or distribution with respect to its capital stock;

                 (j) redeemed, purchased, or otherwise acquired, or sold, granted, or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights;

                 (k) paid compensation, fees, bonuses or other payments to the Shareholder or his family members or any of his affiliates or otherwise paid or transferred any cash, property or assets to the Shareholder, his family members or any of his affiliates, other than the base salary of Shareholder, rent in accordance with the Lease (as defined in Section 5.11), and distributions permitted by this Agreement; or materially increased the compensation of or paid any bonus to any other employee or contributed to any employee benefit plan other than in accordance with policies, practices or requirements established and in effect on December 31, 1996;

                 (l) Entered into any employment, compensation, or collective bargaining agreement with any person or group or consulting agreement not identified in Section 5.3 of the Company Disclosure Schedule, other than in the ordinary course of business;

                 (m) Entered into, adopted, or materially amended any employee benefit plan; or

                 (n) Entered into any other material commitment or transaction not disclosed elsewhere herein or in the Company Disclosure Schedule, other than in the ordinary course of business.

         2.14 No Material Undisclosed Liabilities. To the knowledge of the Company or the Shareholder, there is no liability or obligation of the Company and the Company Subsidiaries of any nature, whether absolute, accrued, contingent, or otherwise, other than:

                 (a) the liabilities and obligations that are fully reflected, accrued, or reserved against on the Company Balance Sheet, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices since July 31, 1997;

                 (b) the loss contingencies set forth in Section 2.14 of the Company Disclosure Schedule;

                 (c) contractual liabilities or obligations of a nature not required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles, but which, if material, are disclosed in Section 2.14 of the Company Disclosure Schedule; and

                 (d) other liabilities and loss contingencies which are not material in the aggregate to the business, operations, assets or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole.

          The Company and the Company Subsidiaries are not signatories to, and are not in any manner a guarantor, endorser, assumptor or otherwise primarily or secondarily liable for or responsible for the payment of, any notes payable other than those set forth in Section 2.21 of the Company Disclosure Schedule.

         2.15 Tax Liabilities. The Company and each Company Subsidiary have filed all material federal, state, county, local, and foreign tax returns and reports required to be filed by them, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, excise, use and sales taxes, and have either paid in full all taxes that have become due as reflected on any such return or report and any interest and penalties with respect thereto or, as of July 31, 1997, they have fully accrued on their books or have established adequate reserves for all taxes payable but not yet due, except that at July 31, 1997, the unrecorded contingent liability of the Company and the Company Subsidiaries with respect to payroll, withholding, social security, unemployment, franchise, property, sales, use and excise taxes did not exceed $75,000 in the aggregate for all such taxes. The total of all payments in 1997 of taxes, interest and penalties of the Company and the Company Subsidiaries for periods ended prior to January 1, 1997 have not exceeded the accrued liability for such items shown on the Company Financial Statements as of July 31, 1997 for periods ended December 31, 1996; neither the Company nor any Company Subsidiary has, subsequent to December 31, 1996, accrued or set aside any reserves on its books and records for any taxes, interest or penalties for any period ended prior to January 1, 1997 nor has any of them made any payments in 1997 of taxes, interest or penalties for periods ended prior to January 1, 1997 that were not reflected in the accrued liability therefor (including deferred taxes) shown on the Company Financial Statements as of July 31, 1997 for periods ended December 31, 1996. There are no reserves (other than for deferred taxes) reflected in the Company Financial Statements as of July 31, 1997 for periods ended December 31, 1996 for taxes, interest or penalties in excess of those shown to be due on any tax returns that have been filed for any periods then ended. Neither the Internal Revenue Service nor any other taxing authority has audited or is in the process of auditing the tax returns and reports of the Company and the Company Subsidiaries, and no claim for additional taxes, interest, or penalties for any fiscal year is pending. The Company and the Company Subsidiaries have delivered to Tyler true, complete and correct copies of (i) all federal and state income or franchise tax returns for the Company and the Company Subsidiaries for all periods ending on and after December 31, 1994 and (ii) relevant portions of income and franchise tax examination reports, statements of deficiencies, closing or other agreements received by, assessed against or agreed to by the Company or any of the Company Subsidiaries, relating to such taxes, since December 31, 1994, if any. No extension or waiver of any statute of limitations has been requested of or granted by the Company or any Company Subsidiary with respect to any tax year, and no extension or waiver of time within which to file any tax return has been requested by or granted to the Company or any Company Subsidiary except with respect to tax returns not yet filed but otherwise due. No unsatisfied deficiency, delinquency, or default for any tax, assessment, or governmental charge has been claimed or assessed, or to the knowledge of the Company and Shareholder, proposed against the Company or any Company Subsidiary, nor has the Company or any Company Subsidiary received notice of any such deficiency, delinquency, or default, for any tax period. Neither the Company nor Shareholder has any reason to believe that the Company or any Company Subsidiary has any material contingent income tax liabilities other than those reflected on the Company Balance Sheet and those arising in the ordinary course of business since the date thereof, and those arising as a result of the transactions contemplated hereby. The Company has qualified and elected to be taxed as a "small business corporation" or "S corporation" under Section 1361, et seq., of the Code since January 1, 1997. The Company will take no action prior to the Closing which would cause it to no longer qualify as such a "small business corporation" or "S corporation."

         2.16    Title to Properties.

                 (a) Section 2.16(a) of the Company Disclosure Schedule lists or depicts on a map the location of the Headquarters Facilities (as defined in Section 5.11) and each parcel of real property owned by the Company and the Company Subsidiaries, summary descriptions of the real property and all improvements located thereon, and the approximate acreage contained therein.

                 (b) Except as they have since been affected subsequent to July 31, 1997 by transactions in the ordinary course of business and consistent with past practices, and except for assets subject to financing leases required to be capitalized under generally accepted accounting principles which are reflected in the Company Balance Sheet or notes thereto, the Company and the Company Subsidiaries have good and marketable title to the assets reflected in the Company Balance Sheet or otherwise on their books and records as being owned as of July 31, 1997, or purchased or otherwise acquired by any of them since July 31, 1997, and the Company has good and marketable title to or valid licenses to use the assets described in Section 2.20 below and to the following assets whether or not reflected in the Company Balance Sheet or on such books and records:

                               (i)         Title or abstract plants meeting the
requirements of the Texas Insurance Code for the Texas counties of Collin, Denton and Tarrant, and as an integral part thereof the computer data files of and the magnetic tapes containing information abstracted for title plant purposes from documents maintained by county clerks or recorders or other governmental officials and the microfilm of such documents created for title plant purposes;

                              (ii)         The computer data files and magnetic
tapes containing information abstracted for purposes of preparing printed copies of indices provided as a service to county clerks, recorders or other governmental officials from documents maintained by such county clerks, recorders or other governmental officials (but not the printed copies of such indices or the microfilm created as a service to such officials);

                             (iii)         The computer programs and
applications software, in both object code and source code form, and all documentation therefor (excluding operating systems software leased by or licensed to the Company and the Company Subsidiaries) utilized by the Company and the Company Subsidiaries to provide on-line services to their title insurance company customers;

                              (iv)         The computer programs and
applications software, in both object code and source code form, and all documentation therefor (excluding operating systems software leased by or licensed to the Company and the Company Subsidiaries) utilized by the Company and the Company Subsidiaries for any other applications, including data entry, batch processing for county customers, microcomputers installed at county offices, financial applications and providing computer output microfilm; and

                               (v)         The camera equipment installed at
county offices which is identified in Section 2.16(b) of the Company Disclosure Schedule.

                 (c) The assets identified in subsection (b) above and the assets described in Section 2.20 below are, and the Headquarters Facilities will be, owned by or licensed to the Company or the Company Subsidiaries free and clear of any lien, claim or encumbrance except those disclosed in the Company Balance Sheet or notes thereto or in Section 2.16(c) of the Company Disclosure Schedule and except for:

                               (i)         Liens for taxes, assessments, or
other governmental charges not yet delinquent, or the validity of which are being contested in good faith by appropriate proceedings listed in Section 2.16(c) of the Company Disclosure Schedule;

                              (ii)         Statutory liens incurred in the
ordinary course of business that are not yet delinquent, or the validity of which are being contested in good faith by appropriate proceedings described in
Section 2.16(c) of the Company Disclosure Schedule;

                             (iii)         The rights of customers of the
Company or any Company Subsidiary with respect to inventory or work in progress under purchase orders or contracts entered into by the Company or a Company Subsidiary in the ordinary course of business;

                              (iv)         Liens, claims, or encumbrances
consisting of leases of equipment to customers entered into in the ordinary course of business;

                               (v)         Liens, claims, or encumbrances
described in real estate title insurance binders or commitments, or abstracts of title to real estate, furnished or to be furnished to Tyler in connection with the transactions contemplated hereby, unless Tyler objects to the same in writing within five business days after receipt of such title documents;

                              (vi)         Restrictions and constraints set
forth in the license agreements described in Section 2.20 of the Company Disclosure Schedule; and

                             (vii)         Other liens, claims, or encumbrances
that, in the aggregate, do not materially detract from the value of, or materially interfere with the present use of, such assets.

                 (d) Except for those assets acquired since the date of the Company Balance Sheet, all tangible properties and assets material to the present operations of the Company and the Company Subsidiaries are reflected on the Company Balance Sheet and notes thereto in the manner and to the extent required by generally accepted accounting principles. Immediately after the Closing, the Company and the Company Subsidiaries will own or lease or otherwise possess the rights to use all assets necessary to the conduct of the business conducted by Company and the Company Subsidiaries immediately before the Closing.

         2.17    Condition of Tangible Assets.  Except as set forth in Section
2.17 of the Company Disclosure Schedule, the tangible assets of the Company and the Company Subsidiaries which are material to the business, operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole, are in good condition and repair and, in the good faith belief of the Shareholder, are adequate for the uses to which they are being put in the ordinary course of their respective businesses.

         2.18 Accounts Receivable. To the knowledge of the Company and the Shareholder, all accounts receivable reflected in the Company Balance Sheet or arising since July 31, 1997 either have been collected or are enforceable and collectible claims not subject to any valid defense, offset, or credit, except to the extent of any reserves established for doubtful accounts in a manner consistent with such practices in prior periods.

         2.19 Inventory Good and Salable. To the knowledge of the Company and the Shareholder, the inventories reflected in the Company Balance Sheet or acquired after July 31, 1997 consist generally of items of a quantity and quality usable and salable in the ordinary course of the business of the Company and the Company Subsidiaries.

         2.20    Patents, Trademarks, and Copyrights.  Set forth in Section
2.20 of the Company Disclosure Schedule is a true and correct description of:

                 (a) all material trademarks, trade names, service marks, patents, copyrights, and applications therefor and all license, royalty, assignment, and other similar agreements relating to the foregoing currently owned, in whole or in part, by the Company or any Company Subsidiary;

                 (b) all material agreements relating to technology, know-how, or processes that the Company or any Company Subsidiary is licensed or authorized to use by others or licenses or authorizes others to use; and

                 (c) all computer programs and applications software utilized by the Company or the Company Subsidiaries and all license, royalty, assignment, and other similar agreements relating to the foregoing.

Except to the extent set forth in Section 2.20 of the Company Disclosure Schedule, the Company or a Company Subsidiary has, to the knowledge of the Company and the Shareholder, the sole and exclusive right to use the patents, trademarks, trade names, copyrights, service marks, technology, know-how, and processes identified in such Section 2.20 without infringing or violating the rights of any other person, and to the knowledge of the Company and the Shareholder no consent of third parties will be required for the use thereof by the Company upon consummation of the Merger and there are no past due or delinquent license fees, rents, royalties, or other charges that the Company is required or obligated to pay with respect to any of the foregoing. Except as disclosed in Section 2.20 of the Company Disclosure Schedule, no claim has been asserted by any person to the ownership of or right to use any such patent, trademark, trade name, copyright, service mark, technology, know-how, or process or challenging or questioning the validity or effectiveness of any such license or agreement, and the Company knows of no valid basis for any such claim. To the knowledge of the Company and the Shareholder, except as disclosed in Section 2.20 of the Company Disclosure Schedule, each of the foregoing is valid and subsisting, has not been canceled, abandoned, or otherwise terminated, and, if applicable, has been duly issued or filed.

         2.21 Contracts. Set forth in Section 2.21 of the Company Disclosure Schedule are complete and accurate lists of the following contracts and commitments (including summaries of oral contracts) to which the Company or any Company Subsidiary is a party or bound:

                 (a)      Contracts with any labor union;

                 (b)      Employee benefit plans or contracts;

                 (c) Employment or similar contracts, including confidentiality agreements and agreements to assign inventions, patents and copyrights, and consulting agreements (other than those entered into in the ordinary course of business);

                 (d) Leases, whether as lessor or lessee, involving annual rental payments in excess of $15,000, that are not terminable at will or upon notice of 30 days or less by the Company or a Company Subsidiary;

                 (e) Loan agreements, mortgages, indentures, instruments of indebtedness or commitments involving indebtedness for borrowed money or money loaned to others in excess of $15,000, but excluding intercompany items;

                 (f) Guaranty or suretyship, performance bond, indemnification, or contribution agreements involving obligations in excess of $15,000, but excluding intercompany items;

                 (g) Contracts with customers or suppliers that involve aggregate payments to or by the Company or any Company Subsidiary of more than $15,000, and that are not terminable at will or upon notice of 30 days or less by the Company or a Company Subsidiary;

                 (h) Distribution, marketing, dealership, sales, or agency agreements material to the Company and the Company Subsidiaries, taken as a whole, that are not terminable at will or upon notice of 30 days or less by the Company or a Company Subsidiary;

                 (i) Joint venture, partnership, or other agreements evidencing an ownership interest or a participation in or sharing of profits;

                 (j) Contracts containing noncompetition covenants, covenants to register securities, or negative or restrictive financial covenants that are not terminable at will or upon notice of 30 days or less by the Company or a Company Subsidiary;

                 (k) Voting agreements relating to securities of the Company or the Company Subsidiaries (whether or not any of those entities is a party thereto);

                 (l) Insurance policies involving annual premium payments of more than $1,500;

                 (m)      Powers of attorney;

                 (n) Contracts between the Company or any Company Subsidiary and the Shareholder, his spouse, or any affiliate or relative thereof; and

                 (o) Other contracts not made in the ordinary course of business or that, in the reasonable judgment of the Shareholder, are material to the businesses, operations, assets, or financial condition of the Company and the Company Subsidiaries, taken as a whole.

Included in the list of customers specified in subsection (g) above, and so identified, are all contracts and commitments, whether written or oral, relating to the purchase, sale or lease of abstract or title plants by the Company and the Company Subsidiaries in 1996 and 1997. No contract or commitment listed in Section 2.21 of the Company Disclosure Schedule has been amended or modified or the rights and obligations evidenced thereby otherwise affected in a manner materially adverse to the Company or the Company Subsidiaries, except by an instrument which is also included in such listing, and each contract or commitment, as so amended, modified or affected, contains all material provisions with respect to the subject matter thereof. The Company and the Shareholder have furnished or made available to Tyler accurate and complete copies of all of the contracts, commitments or instruments listed in Section 2.21 of the Company Disclosure Schedule. Except as set forth in
Section 2.21 of the Company Disclosure Schedule or with respect to contracts not material to the businesses, operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole, (i) to the knowledge of the Company and the Shareholder, all such contracts are valid, binding, subsisting, and enforceable in all material respects; (ii) to the knowledge of the Company and the Shareholder and in their good faith belief the Merger will not affect the continuance in full force and effect of such contracts; and (iii) there is no material dispute among the parties to any such contract and no material penalty has been incurred with respect thereto.
Except as set forth in Section 2.21 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary nor the Shareholder has received notice of any plan or intention of any other party to any such contract or agreement to exercise any right to cancel or terminate any such contract or agreement, and neither the Company nor any Company Subsidiary nor the Shareholder knows of any fact that would justify the exercise of such right. Neither the Company nor any Company Subsidiary nor the Shareholder currently contemplates, or has any reason to believe any other person or entity currently contemplates, any amendment or change to any of the contracts or agreements referred to in
Section 2.21 of the Company Disclosure Schedule.  Except as disclosed in
Section 2.21 of the Company Disclosure Schedule, none of the Company's or the Company Subsidiaries' customers or suppliers, that during the year ended December 31, 1996 accounted for as much as 2% of consolidated sales or purchases of the Company and the Company Subsidiaries, has refused, or communicated that it will or may refuse, to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amount of goods or services that it is willing to purchase from, or sell to, the Company or any Company Subsidiary after the date hereof.

         2.22 Litigation and Claims. Neither the Company nor any Company Subsidiary nor the Shareholder is a party to, and the businesses or assets of the Company and the Company Subsidiaries are not the subject of or affected by, any pending or to the knowledge of the Company or the Shareholder, threatened suit, claim, action, or litigation with any party or any administrative, arbitration, or other governmental proceeding, investigation, or inquiry, or any pending change in any regulations, statutes or ordinances, which would, severally or in the aggregate, have a material adverse effect on the businesses, results of operations, assets, or the condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole. To the knowledge of the Company or the Shareholder, no suit, claim, action or demand is currently pending, has been made or filed, or is or has been threatened or contemplated by any person or entity, and there exists no judgment or order (whether or not the Company or a Company Subsidiary is a party to any of the foregoing) regarding or affecting the ownership, disclosure, copying, possession or utilization by the Company or the Company Subsidiaries of the assets reflected in the books and records of the Company or the Company Subsidiaries, or (whether or not so reflected) the microfilm in the possession of the Company and the Company Subsidiaries of title documents filed in any county clerk's or recorder's office with which they conduct business, computer data files and magnetic tapes containing information abstracted from such title documents, indices (other than copies of grantor/grantee indices provided as a service to county clerks or recorders) generated from such data files utilizing the computer systems of the Company and the Company Subsidiaries, software programs used in their businesses, and the computers and peripheral equipment and the other equipment and machines used in their businesses.

         2.23 Judgments, Decrees, and Orders in Restraint of Business. Neither the Company nor any Company Subsidiary is a party to or subject to any judgment, order, or decree entered in any suit or proceeding brought by any governmental agency or by any other person enjoining it in respect of any business practice or the acquisition of any property or the conduct of its business.

         2.24 No Violation of Any Instrument. Neither the Company nor any Company Subsidiary is in violation of or default under nor, to the knowledge of the Company or the Shareholder, has any event occurred that, with or without the giving of notice, lapse of time or the occurrence of any other event, would constitute a violation of or default under, or permit the termination or the acceleration of maturity of, or result in the imposition of a lien, claim, or encumbrance upon any property or asset of the Company or any Company Subsidiary pursuant to, the articles or certificate of incorporation or bylaws of the Company or any Company Subsidiary or any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, or other agreement or instrument (including with customers) listed or required to be listed in Section 2.21 of the Company Disclosure Schedule, or any judgment, order, injunction, or decree, to which it is a party, by which it is bound, or to which any of its assets is subject, which would have a material adverse effect on the businesses, operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole.

         2.25     Compliance With Laws.    The Company and the Company
Subsidiaries are substantially in compliance with all laws applicable to their businesses, where failure so to comply would have a material adverse effect on the businesses, operations, assets, prospects, or financial condition of the Company and the Company Subsidiaries, taken as a whole.

         2.26    Compensation and Benefit Plans.

                 (a) Section 2.26 of the Company Disclosure Schedule includes a complete and accurate list of all pension, profit sharing, Section 401(k), thrift-savings, simplified employee pension, excess benefit plan, deferred compensation, incentive compensation, stock bonus, stock option, restricted stock, cash bonus, employee stock ownership, severance pay, golden parachute, cafeteria, flexible compensation, life insurance, medical, dental, disability, welfare, or vacation plans or arrangements of any kind and any other Employee Pension Benefit Plan or Employee Welfare Benefit Plan (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) in which employees or former employees of the Company or any Company Subsidiary participate (collectively, the "Benefit Plans").

                 (b) Neither the Company nor any Company Subsidiary participates currently in or has ever participated in, or is required currently to or has ever been required to contribute to or otherwise participate in, any "multi-employer plan," as defined in Sections 3(37)(A) and 4001(a)(3) of ERISA and Section 414(f) of the Code. Neither the Company nor any Company Subsidiary participates currently in or has ever participated in, or is required currently to or has ever been required to contribute to or otherwise participate in, any plan, program or arrangement subject to Title IV of ERISA.

                 (c) No former employee of the Company or any Company Subsidiary is entitled, and no current employee will be entitled after termination of employment, to participate in any Employee Welfare Benefit Plan as defined in ERISA, other than participation required to be permitted by the Company or any Company Subsidiary under Section 4980B of the Code and Sections 601 to 609 of ERISA.

                 (d) The Company and the Shareholder have delivered to Tyler true, correct and complete copies of the Benefit Plans and each applicable summary plan description and the most recent Form 5500s applicable to such Benefit Plans. Section 2.26 of the Company Disclosure Schedule sets forth the costs attributable to each Benefit Plan determined on an annual basis. Except as reflected or reserved against on the Company Balance Sheet, there is no unfunded liability with respect to any Benefit Plan. None of the assets of any of the Company's or any Company Subsidiary's Benefit Plans are invested in any property constituting employer real property or employer security within the meaning of Section 407(d) of ERISA.

                 (e) Each Employee Pension Benefit Plan sponsored, maintained or contributed to by the Company or any Company Subsidiary is qualified under Section 401(a) of the Code; all related trusts are exempt from federal income tax under Section 501(a) of the Code; each such plan has received a determination letter from the IRS stating that the plan is qualified under Section 401(a) of the Code and all related trusts are exempt from federal income tax under Section 501(a) of the Code (which determination letter includes all statutory and regulatory provisions of the Tax Reform Act of 1986 and subsequent legislation for which a determination letter may be obtained); and to the knowledge of the Company, nothing has occurred since the date of the last such determination which resulted in, or is likely to result in, the revocation of such determination. A copy of the latest determination letter applicable to any Employee Pension Benefit Plan has been delivered to Tyler.

                 (f) Each of the Benefit Plans has been administered in material compliance with its underlying documentation, the requirements of ERISA, the Code and all other applicable laws. All returns required to be made under ERISA and the Code with respect to the Benefit Plans have been timely filed and the Company or any Company Subsidiary has made all contributions required under the terms of any Benefit Plan (including, but in no way limited to, employer matching contributions and non-elective contributions and the deposit of elective deferrals as such terms are defined in the Code) for all periods through and including the date hereof.

                 (g) To the knowledge of the Company, there are not now, nor have there ever been, any transactions involving the Benefit Plans or any fiduciary or administrator thereof which are prohibited under ERISA or the Code or for which an individual, class or statutory exemption is not available.

                 (h) There are no pending or, to the knowledge of the Company, any threatened claims by or on behalf of the Benefit Plans, the United States Department of Labor, the Internal Revenue Service, or any current or former employee of the Company or any Company Subsidiary or beneficiary of such current or former employee alleging a breach of any fiduciary duties or a violation of applicable state or federal law which could result in liability on the part of the Company, any Company Subsidiary or a Benefit Plan under ERISA or any other law, nor, to the knowledge of the Company, is there any basis for such a claim and neither the Company, any Company Subsidiary nor, to the knowledge of the Company, any administrator or fiduciary of any Benefit Plan (or agent of the foregoing) has engaged in any transaction or acted or failed to act in any manner which would subject the Company to any liability for a breach of fiduciary duty under ERISA. The transactions contemplated by this Agreement (either alone or together with any other event) will not (i) terminate or modify the provisions of any Benefit Plan or (ii) trigger an event under any Benefit Plan or employer benefit arrangement or law that will result in any payment (whether of severance pay or otherwise) becoming due from the Company or a Company Subsidiary.

         2.27    Labor Relations.

                 (a) To the knowledge of the Company or the Shareholder, the Company and the Company Subsidiaries (i) are in substantial compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment (including occupational health and safety), nondiscrimination, and wages and hours and (ii) are not engaged in any unfair labor practice, that in any such case would have a material adverse effect on the businesses, operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole.

                 (b) There is no unfair labor practice complaint against Company or any Company Subsidiary pending or, to the knowledge of the Company or Shareholder, threatened before the National Labor Relations Board.

                 (c) There is no strike, labor dispute, slowdown, stoppage, or other material interference with or impairment by labor of the business of the Company and the Company Subsidiaries actually pending or, to the knowledge of the Company or the Shareholder, threatened or contemplated against or directly affecting the Company or any Company Subsidiary.

                 (d) To the knowledge of the Company or the Shareholder, no question of union representation exists respecting the employees of the Company or any Company Subsidiary and no union organizing activities are taking place.

                 (e) Since July 31, 1997, no key employees of the Company or the Company Subsidiaries have been terminated or have resigned their employment.

         2.28 Adequate Insurance. The Company and the Company Subsidiaries maintain insurance coverage that the Company and the Shareholder believe is reasonably adequate to protect the assets and operations of the Company and the Company Subsidiaries, taken as a whole, and is sufficient for material compliance with all requirements of law and all agreements to which the Company or any Company Subsidiary is a party. No notice of any termination or threatened termination of such policies has been received by the Company or any Company Subsidiary and, to the knowledge of the Company or the Shareholder, such policies are valid, binding, and enforceable.

         2.29 Contracts with Affiliates and Others. No director or officer of the Company or any Company Subsidiary, nor any person who is a spouse or descendant of such director or officer, has any direct or indirect relationship with any customer or supplier of, or other contracting party with, the Company or any Company Subsidiary (other than as a director, officer, or shareholder of the Company) that would be required to be disclosed in a proxy statement relating to the election of directors filed under the Securities Exchange Act of 1934 (the "Exchange Act").

         2.30 Revenue Recognition. The Company and the Company Subsidiaries have not recognized and do not recognize revenues from customers in advance of performing the services or furnishing the products for which the revenues were or are received.

         2.31 Certain Fees. Neither the Company nor any Company Subsidiary nor any officer, director, or employee of the Company or any Company Subsidiary has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finders' fees in connection with the transactions contemplated hereby.

         2.32    Environmental Matters.  To the knowledge of the Company or the
Shareholder:

                 (a) The Company, the Company Subsidiaries, and their respective property (whether real, personal, owned, leased, managed or operated) (collectively, "Business Facilities") are in compliance with applicable laws, rules, regulations, ordinances, orders or guidance documents now in effect of any applicable governmental authority or any judicial or administrative decision relating thereto that relate in any manner to health, Materials of Environmental Concern, the environment, or a community's right to know (collectively, Environmental Laws");

                 (b) There are no Materials of Environmental Concern on any Business Facility in any quantity or concentration exceeding any limitation or standard established pursuant to Environmental Laws;

                 (c) There are no actual or threatened claims, demands, allegations, actions, suits, investigations, notices, or proceedings against or relating to the Company or any of its Company Subsidiaries or any of their Business Facilities relating to or arising out of the use, presence, or handling of Materials of Environmental Concern or compliance with Environmental Laws (collectively, "Environmental Claims"), and there is no basis for any such Environmental Claims; and

                 (d) There are no events, conditions, circumstances, facts, activities, practices, incidents or plans relating to or arising out of the operations of the Company or any of the Company Subsidiaries which will prevent or interfere with compliance with Environmental Laws by Tyler after the Closing, or which may give rise to any common law or statutory liability under Environmental Laws or form the basis of an Environmental Claim against the Company, any of the Company Subsidiaries, or any of their respective Business Facilities.

"Materials of Environmental Concern" means: (i) those substances included within the statutory and/or regulatory definitions of "hazardous substance," "hazardous waste," "extremely hazardous substance," "regulated substance," "hazardous materials," or "toxic substances," under any Environmental Law; (ii) any material, waste or substance which is or contains: (A) petroleum, oil or a fraction or constituent thereof, (B) asbestos, (C) polychlorinated biphenyls,
(D) formaldehyde, (E) explosives, or (F) radioactive materials (including
NORM); (iii) solid wastes (as defined under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and its implementing regulations) that post imminent and substantial endangerment to health or the environment;
(iv) any material, waste or substance designated classified or regulated as a "Class I" or "Class II" waste under Title 30 of the Texas Administrative Code; and (v) such other substances, materials, or wastes that are or become classified or regulated as hazardous or toxic under any applicable federal, state or local law or regulation. To the extent that the laws or regulations of any applicable state or local jurisdiction establish a meaning for any term defined herein through reference to federal Environmental Laws which is broader than the meaning under such federal Environmental Laws, such broader meaning shall apply.

         2.33 Section 368 Representations. (a) There is no present plan, intention or arrangement by the Shareholder, who owns of record and beneficially, and on the Closing Date will own of record and beneficially, all the outstanding Company Common Stock and who will receive the total Merger Consideration, to sell, exchange, transfer or otherwise dispose of, or reduce the risk of loss relating to any of, the shares of Tyler Common Stock received by him pursuant to the Merger that would reduce the Shareholder's holdings, or risks incident to the ownership, of Tyler Common Stock to a number of shares having a total fair market value at the Effective Time of less than fifty percent (50%) of the total fair market value of all of the Company's capital stock outstanding immediately prior to the Effective Time. For purposes of this Section 2.33, shares of the Company's capital stock sold, redeemed or otherwise disposed of prior or subsequent to and as a part of the overall transaction contemplated by the Merger will be considered to be capital stock of the Company outstanding immediately prior to the Merger.

         (b) Neither the Company, Tyler, any Company Subsidiary nor any Tyler Subsidiary will assume any debts or obligations of the Shareholder as part of the Merger, other than the assumption by Tyler Sub, as the Surviving Corporation in the Merger, of debts of the Company that are guaranteed by Shareholder.

         (c) There have not been any sales or redemptions of the Company's capital stock in contemplation of the Merger. There have been no transactions in the capital stock of the Company during the past twelve months.

         (d) The liabilities of the Company assumed by Tyler as a part of the Merger and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business, other than the funds borrowed to pay the bonuses to employees and make the distributions to the Shareholder permitted pursuant to Sections 5.9 and 5.6 of this Agreement.

         (e) The Company will pay the expenses incurred in connection with the Merger by it and the Shareholder. Notwithstanding the foregoing, to the extent any of the expenses relating to the Merger (or the "plan of reorganization" within the meaning of the Department of Treasury Regulation
Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the party incurring such expense, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

         (f) Other than dividends to the Shareholder for purposes of funding his federal tax liabilities with respect to 1997 income of the Company, the Company has not, and pursuant to this Agreement will not, distribute any assets (either as a dividend or otherwise) constituting more than 10% of the fair market value of all of its assets at any time either during the past twelve months or in contemplation of the Merger.

         (g) The Company is not an investment company as defined in Section 368 (a) (2) (F) (iii) and (iv) of the Code.

         (h) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368 (a) (3) (A) of the Code.

         (i) None of the compensation to be received by the Shareholder under the Employment Agreement (or any other employment, consulting or similar services agreement, whether written or oral) will be separate consideration for, or allocable to, any of his shares of Company Common Stock. None of the shares of Tyler Common Stock to be received by the Shareholder will be separate consideration for, or allocable, to the Employment Agreement (or any other employment, consulting, or similar services agreement, whether written or oral).

         2.34 Accuracy of Information Furnished. No representation or warranty by the Company or the Shareholder in this Agreement (including the Company Disclosure Schedule) or any other agreement or document executed or to be executed by the Company or the Shareholder in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not false or misleading.

         2.35 Representations Limited. Notwithstanding anything herein to the contrary, representations or warranties with respect to any Company Subsidiary with respect to periods prior to the time such Company Subsidiary (or its assets if acquired as substantially all of the assets of another person) was acquired by the Company are made to the knowledge of the Company or the Shareholder.


                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF  TYLER

          Tyler and Sub jointly and severally represent and warrant to the Company and the Shareholder as follows:

         3.1 Organization and Good Standing of Tyler. Tyler is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

         3.2 Foreign Qualification. Tyler is duly qualified or licensed to do business as a foreign corporation and in good standing in those jurisdictions set forth in Section 3.2 of the schedule delivered by Tyler concurrently with the execution of this Agreement (the "Tyler Disclosure Schedule"). Tyler is duly qualified or licensed to do business as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect on the businesses, operations, assets, or financial condition of Tyler and the Tyler Subsidiaries (as defined in Section 3.7), taken as a whole. For purposes of this Section 3.2, no material adverse affect shall be deemed to have occurred as a result of non-payment of state or local franchise taxes not exceeding $75,000 in the aggregate.

         3.3 Power and Authority to Conduct Business. Each of Tyler and Sub has the corporate power and authority, and possess all licenses and permits, required by governmental authorities to own, lease, and operate its properties and assets and to carry on its business as currently being conducted, except where the failure to possess such license or permit does not and would not have a material adverse effect on the business, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

         3.4 Authority to Consummate Merger. Each of Tyler and Sub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements or documents executed or required to be executed by it in connection with this Agreement and, subject to obtaining approval of the stockholders of Tyler, the execution, delivery and performance by each of Tyler and Sub of this Agreement and the other documents executed or to be executed by it in connection with this Agreement have been duly authorized by all necessary corporate action.

         3.5 Binding Effect. This Agreement and the other documents executed or required to be executed by Tyler or Sub in connection with this Agreement have been or will have been duly executed and delivered by Tyler or Sub and are or will be, when executed and delivered, the legal, valid, and binding obligations of Tyler or Sub executing the same, enforceable in accordance with their terms except that:

                 (a) enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights;

                 (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

                 (c) rights to indemnification under Section 10.6 may be limited by considerations of public policy.

         3.6 Compliance with Other Instruments. Subject to obtaining the approval of the stockholders of Tyler and except as disclosed in Section 3.6 of the Tyler Disclosure Schedule, neither the execution and delivery by Tyler or Sub of this Agreement or the other agreements or documents executed or required to be executed by Tyler or Sub in connection herewith, nor the consummation by Tyler or Sub of the transactions contemplated hereby and thereby will (i) conflict with the articles of incorporation or bylaws of Tyler or Sub, (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to Tyler or any of the Tyler Subsidiaries; (iii) except for (A) requirements arising out of the HSR Act, (B) requirements of federal and state securities laws, and (C) the filing of articles of merger in accordance with the TBCA, require any consent, authorization, permit, license or approval of, or declaration, registration or filing with or notice to, any person or governmental body or authority, domestic or foreign, under any provision of law applicable to Tyler or any of the Tyler Subsidiaries; or (iv) require any consent, approval or notice under, violate, breach, be in conflict with, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination or the acceleration of maturity of, or result in the imposition of any lien, claim, or encumbrance upon any property or asset of Tyler or any Tyler Subsidiary pursuant to any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, other agreement or instrument or any judgment, order, injunction, or decree by which Tyler or any Tyler Subsidiary is bound, to which any of them is a party, or to which any of their assets is subject, except for those violations and breaches that would not have a material adverse effect on the businesses, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

         3.7     Capitalization of Tyler.

                 (a) The authorized capital stock of Tyler consists of 50,000,000 shares of Tyler Common Stock, and 1,000,000 shares of preferred stock, par value $10.00 per share ("Tyler Preferred Stock"), of which 22,007,921 shares of Tyler Common Stock and no shares of Tyler Preferred Stock were issued and outstanding as of September 30, 1997 and 1,301,356 shares of Common Stock were held in treasury. All of the issued and outstanding shares of Tyler Common Stock have been duly authorized and are validly issued and are fully paid and nonassessable. There are no shares of the capital stock of Tyler held in its treasury or in the treasury of any corporation of which Tyler is the record or beneficial owner, directly or indirectly, of 50% or more of the capital stock (each such corporation being referred to as a "Tyler Subsidiary"). The shares of Tyler Common Stock to be issued in the Merger, when issued and delivered, will be duly authorized, validly issued, fully paid, and nonassessable.

                 (b) As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued, fully paid and nonassessable and are owned by Tyler.

                 (c) Except as described in Section 3.7 of the Tyler Disclosure Schedule and in the Tyler Financial Statements (as hereinafter defined), there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call, or other right obligating Tyler or any Tyler Subsidiary to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem, or otherwise acquire shares of, or securities convertible into or exchangeable for, capital stock of Tyler.

         3.8 Commission Filings; Financial Statements. Section 3.8 of the Tyler Disclosure Schedule lists all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that Tyler has filed with the Securities and Exchange Commission (the "Commission")under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act since October 1, 1995. All reports, registration statements and other filings filed by Tyler with the Commission since October 1, 1995 through the date of this Agreement, together with any amendments thereto, are sometimes collectively referred to as the "Tyler Commission Filings." Tyler has heretofore provided the Company and the Shareholder true, correct and complete copies of the Tyler Commission Filings. As of the respective dates of their filing with the Commission, the Tyler Commission Filings complied in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          Each of the consolidated financial statements (including any related notes or schedules) included in or incorporated by reference into the Tyler Commission Filings ("Tyler Financial Statements") was, and each of the consolidated financial statements to be included in the Proxy Statement (as defined in Section 6.2) (except for those financial statements of the Company and the Company Subsidiaries furnished by or on behalf of the Company or the Shareholder to Tyler specifically for use therein) will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto), and fairly present or will fairly present, as the case may be, the consolidated financial position of Tyler and its consolidated subsidiaries as of the dates thereof and the results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments). Since December 31, 1996, there has been no change in accounting principles applicable to, or methods of accounting utilized by, Tyler and the books and records of Tyler and the Tyler Subsidiaries have been and are being maintained in accordance with all applicable legal and accounting requirements and good business practice, reflect only valid transactions, are complete and correct in all material respects, and accurately reflect in all material respects the basis for the consolidated financial position and consolidated results of operations and cash flows of Tyler and its consolidated subsidiaries set forth in the Tyler Financial Statements.

         3.9 Absence of Certain Changes. Since June 30, 1997, Tyler has not (except as contemplated by this Agreement or as may result from the transactions contemplated by this Agreement or as described in the Tyler Disclosure Schedule):

                 (a) suffered any change in its business, results of operations, working capital, assets, liabilities, or financial condition or the manner of conducting its business other than changes that, individually or in the aggregate, have not had a material adverse effect on the businesses, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole;

                 (b) entered into any material commitment or transaction other than in the ordinary course of business;

                 (c) written up, written down, or written off the book value of any material amount of assets;

                 (d) declared, paid, or set aside for payment any dividend or distribution with respect to the capital stock of Tyler; or

                 (e) redeemed, purchased, or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of the capital stock or securities of Tyler or any rights to acquire such capital stock or securities, other than normal or periodic purchases, sales and grants under provisions of existing employee benefit plans and programs of Tyler.

         3.10 No Material Undisclosed Liabilities. To the knowledge of Tyler, there is no liability or obligation of Tyler and the Tyler Subsidiaries of any nature, whether absolute, accrued, contingent, or otherwise, other than:

                 (a) the liabilities and obligations that are fully reflected, accrued, or reserved against in the unaudited consolidated balance sheet of Tyler and its consolidated subsidiaries as of June 30, 1997, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices since June 30, 1997;

                 (b) the loss contingencies set forth in Section 3.10 of the Tyler Disclosure Schedule;

                 (c) contractual liabilities or obligations of a nature not required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles; and

                 (d) other liabilities and loss contingencies which are not material in the aggregate to the business, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

         3.11    Litigation and Government Claims.  Except as described in
Section 3.11 of the Tyler Disclosure Schedule, neither Tyler nor any Tyler Subsidiary is a party to, and the business or assets of Tyler and the Tyler Subsidiaries are not the subject of, any pending or, to the knowledge of Tyler, threatened suit, claim, action, or litigation with any party, or any administrative, arbitration, or other governmental proceeding, investigation, or inquiry, in which the amount involved and not covered by insurance exceeds $250,000. In the opinion of Tyler and its management, none of such pending or threatened matters would, severally or in the aggregate, have a material adverse effect on the business, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

         3.12    No Violation of Any Instrument.  Except as disclosed in
Section 3.12 of the Tyler Disclosure Schedule, neither Tyler nor any Tyler Subsidiary is in violation of or default under nor, to the knowledge of Tyler, has any event occurred that, with the lapse of time or the giving of notice or both, would constitute a violation of or default under, or permit the termination or the acceleration of maturity of, or result in the imposition of a lien, claim, or encumbrance upon any property or asset of Tyler or any Tyler Subsidiary pursuant to the articles or certificate of incorporation or bylaws of Tyler or any Tyler Subsidiary or any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, or other agreement or instrument or any judgment, order, injunction, or decree to which it is a party, by which it is bound, or to which any of its assets is subject, which would have a material adverse effect on the business, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

         3.13 Certain Fees. Neither Tyler nor any officer, director, or employee of Tyler has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finders' fees in connection with the transactions contemplated hereby.

         3.14 No Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         3.15 Accuracy of Information Furnished. No representation or warranty by Tyler or Sub in this Agreement (including the Tyler Disclosure Schedule) or any other agreement or document executed or to be executed by Tyler or Sub in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not false or misleading.

         3.16 Company Contract Bids. Tyler acknowledges that, notwithstanding Section 2.21, certain of the Company's contracts with governments or governmental agencies may come up for bid in the ordinary course of business (including Dallas County, Texas in late 1997) and that no guarantee can be made that the Company will be the successful bidder for such contracts.



                                   ARTICLE 4
           JOINT COVENANTS OF THE COMPANY, THE SHAREHOLDER AND TYLER

         4.1     Access; Confidentiality.

                 (a) During the period pending the Closing Date, the Company and the Shareholder (with respect only to the properties to be leased by the Shareholder to the Company after the Merger) shall afford to Tyler and its officers, employees, accountants, counsel, and other authorized representatives, full access to and the right to review and make copies of the Company's, the Company Subsidiaries', the Company Investments' (to the extent practicable), and the Shareholder's assets, properties, books, contracts, commitments, and records, view their physical properties, and communicate with the key employees of the Company and the Company Subsidiaries on a basis reasonably satisfactory to and with the prior specific approval of the Shareholder, and will furnish and use their reasonable best efforts to cause representatives to furnish promptly to Tyler such additional financial and operating data and other documents and information (certified if requested and reasonably susceptible to certification) relating to the Company, the Company Subsidiaries', the Company Investments' (to the extent practicable), and the Shareholder's businesses and properties as Tyler or its duly authorized representatives may from time to time reasonably request.

                 (b) During the period pending the Closing Date, Tyler shall afford to the Company and the Shareholder and their accountants, counsel and other authorized representatives the same rights of access to and inspection of the books, records, properties, contracts and personnel of Tyler as those afforded to Tyler and its representatives in Section 4.1(a) above.

                 (c) Notwithstanding any such investigation by Tyler, the Company, or the Shareholder, or any information obtained pursuant thereto, it or he shall be entitled to rely in full upon the accuracy of the representations and warranties of the other party or parties contained in this Agreement and upon its or his representations at Closing as to compliance with or performance of any covenants made by it or him in this Agreement. Tyler, the Company, or the Shareholder shall have no obligation to investigate any such matters and, if any such matters are investigated, shall have no obligation to the other party or parties with respect to information obtained thereby except as provided in Section 12.1 of this Agreement.

                 (d) The rights and obligations of the Shareholder, the Company and Tyler pursuant to the Confidentiality Agreement (the "Confidentiality Agreement") dated September 24, 1997 by and among the Shareholder, the Company and Tyler will survive the execution and delivery of this Agreement, and all information obtained by the Shareholder, the Company and Tyler or any of their respective Representatives (as defined in the Confidentiality Agreement) pursuant hereto shall be deemed "Information" as that term is defined in the Confidentiality Agreement, and shall be subject to the provisions of the Confidentiality Agreement, except to the extent that Tyler is advised by counsel that disclosure of any such Information, including the existence of the Confidentiality Agreement, is required by law in connection with the Merger.

         4.2 Notice of any Material Change. Each of the Company and Tyler shall, promptly after the first notice or occurrence or failure to occur thereof but not later than the Closing Date, supplement or amend its Disclosure Schedule to disclose the occurrence of any event or the existence of any state of facts that would:

                 (a) make any of its representations and warranties in this Agreement untrue in any material respect or constitute a material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

                  (b) make it necessary to amend the Proxy Statement in order to render the statements therein not misleading or to comply with applicable law; or

                 (c) otherwise constitute a material adverse change in the respective businesses, results of operations, working capital, assets, liabilities or condition (financial or otherwise) of Tyler and the Tyler Subsidiaries, taken as a whole, or the Company and the Company Subsidiaries, taken as a whole. Subject to the provisions of Section 12.1 of this Agreement, no supplement or amendment to any Disclosure Schedule shall have any effect for the purpose of determining the satisfaction of or compliance with the conditions to the obligations of the parties set forth elsewhere in this Agreement.

         4.3 Monthly Financial Statements. During the period pending the Closing Date, each of Tyler and the Company shall furnish to the other its unaudited consolidated balance sheet and related statements of operations, stockholders' equity, and cash flows and any supporting schedules for the accounting periods ending on or about the last day of each such month, promptly after they are available, but not later than 30 days after the close of such accounting period.

         4.4 Antitrust Notification. Within 10 days after the date hereof, Tyler and the Shareholder shall each file with the Federal Trade Commission ("FTC") and the Antitrust Division of the U.S. Department of Justice ("DOJ") the Notification and Report Form required to be filed pursuant to the HSR Act, and shall timely supply any supplemental information that may be reasonably requested by the FTC or DOJ in connection therewith. The Company, the Shareholder and Tyler shall furnish to each other such necessary information and reasonable assistance as the other party may request in connection with the preparation of its respective necessary submissions under the HSR Act. The Company, the Shareholder and Tyler shall furnish to each other copies of all correspondence, filings, or communications (or memoranda setting forth the substance thereof), between them or their representatives and the FTC or DOJ.

         4.5     Tax Matters.

                 (a) The Shareholder and the Company shall prepare and timely file all tax returns and amendments thereto required to be filed by the Company and the Company Subsidiaries on or before the Closing Date and all federal income tax returns of the Company and the Company Subsidiaries that are due to be filed after the Closing Date and relate to the tax periods of the Company and the Company Subsidiaries ending on or before the Closing Date. Tyler shall have a reasonable opportunity to review all such tax returns and amendments thereto.

                 (b) Tyler or the Surviving Corporation, as appropriate, shall prepare and file all tax returns other than federal income tax returns of the Company and the Company Subsidiaries that are due to be filed after the Closing Date and shall pay all taxes shown on such returns as due and owing.

                 (c) The Shareholder covenants and agrees that he will be fully responsible for, and indemnifies and holds harmless Tyler, the Company and the Company Subsidiaries from and against, any and all claims, demands, losses, obligations and liabilities for income taxes of the Company and the Company Subsidiaries, any penalties and interest with respect thereto, and any costs and expenses (including reasonable attorneys' and accountants' fees) of Tyler, the Company or a Company Subsidiary incurred as an incident thereto, relating to tax periods of the Company and the Company Subsidiaries ending on or before the Closing Date. Tyler agrees that the Shareholder shall have the sole right to contest, resolve and defend, at his cost, against any assessment for additional income taxes, notice of income tax deficiency or other adjustment of income taxes of the Company or the Company Subsidiaries made or proposed by any taxing authority for such periods. The Shareholder shall be entitled to retain such tax representatives, subject to the consent of Tyler (which shall not be unreasonably withheld), as he selects to represent him in resolving any such income tax controversies or disputes for tax periods ending on or before the Closing Date, and Tyler or the Company, as appropriate, shall execute and deliver powers of attorney, limited to such tax periods, in favor of the Shareholder or his tax representatives as necessary to effectuate the provisions of this Section 4.5.

                 (d) Subject to Closing, and specifically reserving any rights or remedies Tyler or the Surviving Corporation may have for breach of the representations and warranties of the Shareholder contained in Article 2 of this Agreement, Tyler covenants and agrees that either it or the Surviving Corporation, as appropriate, will be fully responsible for, and Tyler indemnifies and holds harmless the Shareholder from and against, any and all claims, demands, losses, obligations and liabilities for income taxes of the Surviving Corporation and the Company Subsidiaries, any penalties and interest with respect thereto, and any costs and expenses (including reasonable attorneys' and accountants' fees) of the Shareholder incurred as an incident thereto, relating to tax periods of the Surviving Corporation and the Company Subsidiaries ending after the Closing Date; such responsibility of and indemnity by Tyler shall include the amounts of any and all tax consequences or liabilities attributable to any election by Tyler or the Surviving Corporation after the Closing to change the tax accounting methods utilized by the Company or the Company Subsidiaries applicable to tax periods ending after the Closing Date. The Shareholder agrees that Tyler or the Surviving Corporation, as appropriate, shall have the sole right to contest, resolve and defend, at its cost, against any assessment for additional income taxes, notice of income tax deficiency or other adjustments of income taxes of the Surviving Corporation or the Company Subsidiaries made or proposed by any taxing authority for tax periods ending after the Closing Date.

                 (e) All parties hereto agree if requested to reasonably cooperate with one another and assist in the settlement, compromise, defense or other disposition of any assessments for additional taxes, notices of deficiency, proposed adjustments or other income tax disputes or controversies by or with taxing authorities relating to the Company and the Company Subsidiaries. Tyler or the Surviving Corporation, as appropriate, will provide to the Shareholder or his tax representatives prompt written notification and copies of any communications from or to any taxing authority received or made by either of them relating to income tax liabilities of the Company or the Company Subsidiaries for any tax periods ended on or before the Closing Date. The Shareholder or his tax representatives will provide to Tyler prompt written notification and copies of any communications from or to any taxing authority received or made by either of them relating to income tax liabilities of the Company or the Company Subsidiaries. Subsequent to any such notice, Tyler and the Shareholder shall keep the other fully advised of the status and developments with respect to such proposed or asserted income tax liability, and of the terms of any settlement or other final resolution thereof. Failure by any party to notify any other party, as provided herein, shall not relieve the party otherwise entitled to such notice from its obligations contained in this Section 4.5 of this Agreement; provided, however, that the party entitled to such notice may pursue other remedies available to it at law or in equity for breach, if any, of the covenant to notify contained herein.

                 (f) The Shareholder shall not, in any capacity, agree to any audit adjustments by a taxing authority, or settle, compromise or otherwise agree to a resolution of any dispute or controversy, with respect to the income tax liability of the Company or the Company Subsidiaries if the effect of the adjustment or the terms of the settlement increases the income tax liabilities (including loss of carry forwards) of the Company and the Company Subsidiaries:

                               (i)         for the taxable period commencing on
January 1, 1997 and ending on the Closing Date to an amount that, when added to the income taxes paid for such period by Tyler or the Company in accordance with Section 4.5(b) above (excluding the amount of any such income tax liability attributable to any election by Tyler or the Company after the Closing to change tax accounting methods utilized by the Company and the Company Subsidiaries applicable to tax periods ending on or after January 1,
1997) exceeds the tax liability (excluding deferred taxes) accrued on the books and records of the Company and the Company Subsidiaries for the period commencing January 1, 1997 and ending on the Closing Date; or

                              (ii)         for taxable periods commencing after
the Closing Date (but including the amount of any such income tax liability attributable to any election by Tyler or the Company after the Closing to change tax accounting methods utilized by the Company and the Company Subsidiaries applicable to tax periods ending on or after January 1, 1997), unless the Shareholder or his tax representatives shall have in advance thereof consulted with Tyler and shall have agreed on mutually acceptable terms to pay to Tyler or the Surviving Corporation, as appropriate, the additional income taxes (subject to the limitation set forth in Subsection (i) above) that would be owed by Tyler or the Company for all periods subsequent to December 31, 1996 as a result of such settlement. In any event, the Shareholder shall pay to Tyler or the Surviving Corporation, as appropriate, the amount of any increase in income tax liabilities (including loss of carry forwards) of the Company and the Company Subsidiaries for all tax periods ending on or after the Closing Date (subject to the limitation set forth in subsection (i) above) that results from a final administrative or judicial determination adjusting the income tax liabilities of the Company and the Company Subsidiaries for any period ending on or before the Closing Date, and such payment or payments shall be made at the time Tyler or the Surviving Corporation files an income tax return with a taxing authority covering a tax period that is affected by such increase in income tax liability.

                 (g) Tyler or the Surviving Corporation, as appropriate, shall pay to the Shareholder the amount of any reduction in income tax liabilities of the Company and the Company Subsidiaries for all tax periods ending on or after the Closing Date that result from a corresponding adverse adjustment by a taxing authority to the tax liability of the Company and the Company Subsidiaries for tax periods ended on or before the Closing Date. Any such payment or payments shall be made at the time Tyler or the Company files an income tax return with the taxing authority covering a tax period that is benefitted by such reduction.

                 (h) The Shareholder agrees promptly to pay over to Tyler or the Surviving Corporation, as appropriate, at the time of receipt by the Shareholder, all proceeds he receives from any refund of income taxes arising out of any carry back to prior tax periods of the Company and the Company Subsidiaries of any net operating loss of Sub for tax periods ending on or after the Closing Date, including any benefits derived from such carry backs to otherwise reduce an income tax liability for such prior periods. At the request of Tyler or Sub and at their expense, the Shareholder shall promptly file all necessary documents or prosecute all other necessary proceedings to claim and recover such refunds. Tyler or Sub, as appropriate, at the time of the receipt thereof, agree to timely pay over to Shareholder all proceeds received by either of them from any refund of income taxes as a result of an adjustment to the income tax liability of the Company or any Company Subsidiary for tax periods ending on or before the Closing Date. At the request of Shareholder and at his expense, Tyler or Sub, as appropriate, shall promptly file all necessary documents or prosecute all other necessary proceedings to claim and recover such refunds.

                 (i) At the request of the Shareholder, Tyler or the Company, as appropriate, shall submit for filing with the Internal Revenue Service a Request for Prompt Assessment of Income Taxes pursuant to Section 6501(d) of the Internal Revenue Code for all open tax periods through the Closing Date for which a federal income tax return or returns or amended return or returns have been filed by the Company and the Company Subsidiaries.

                 (j) From and after the Closing Date, the Shareholder will not (a) extend the statute of limitations; (b) make or change any elections affecting the Company or the Company Subsidiaries; or (c) change a method of accounting, in each instance with respect to tax liabilities of the Company and the Company Subsidiaries relating to periods ending on or prior to the Closing Date, without the prior written consent of Tyler (which consent shall not be unreasonably withheld).

                 (k) To the extent the provisions of this Section 4.5 and the provisions of Article 11 of this Agreement are inconsistent or conflict, the provisions of this Section 4.5 shall be determinative of the rights and obligations of the parties hereto.

                 (l) Except as required by applicable law, the Shareholder, Tyler, the Company and the Company Subsidiaries will not take or cause to be taken any action which would prevent the transactions contemplated hereby from qualifying as a reorganization under Section 368 of the Code.

         4.6 Cooperation Pending Closing. Each of the parties hereto shall use its reasonable best efforts to:

                 (a) proceed promptly to make or give the necessary applications, notices, requests, and filings in an effort to obtain at the earliest practicable date and, in any event, before the Closing Date, the approvals, authorizations, and consents of third parties necessary to consummate the transactions contemplated by this Agreement;

                 (b) cooperate with and keep the other informed in connection with this Agreement; and

                 (c) take such actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and use its reasonable best efforts and diligently attempt to satisfy, to the extent within its control, all conditions precedent to the obligations to close this Agreement.

         4.7 Non-competition Allocation. Each of the parties agree that $100,000 of the cash portion of the Merger Consideration is in consideration of, and shall be allocated to, the non-competition and non-solicitation covenants of the Shareholder in the Employment Agreement (as defined herein).


                                   ARTICLE 5
                 COVENANTS OF THE COMPANY AND THE  SHAREHOLDER

         5.1 Conduct of Business Prior to Closing Date. During the period pending the Closing Date (or other indicated date), the Company and the
Shareholder:

                 (a) shall, and shall cause each Company Subsidiary to, use its reasonable best efforts to conduct the operations of the Company and the Company Subsidiaries in the ordinary and usual course of business consistent with past and current practices, and to maintain marketing organizations intact and to preserve the goodwill of their employees, representatives, suppliers, and customers;

                 (b) shall confer upon request of Tyler with one or more representatives of Tyler to report material operational matters and the general status of ongoing operations;

                 (c) shall notify Tyler of any emergency or other change in the normal course of the Company's or the Company Subsidiaries' businesses and of any governmental complaints, investigations, or hearings that are pending (or that the same may be contemplated) if such emergency, complaint, investigation, or hearing would be material to the Company's businesses or properties and those of the Company Subsidiaries, taken as a whole;

                 (d) shall take no action that, and shall not fail to use reasonable best efforts to take (without material cost) any action the failure to take which, would cause or permit their representations and warranties contained in this Agreement to be untrue in any material respect on the Closing Date; and

                 (e) except as may be permitted or required by this Agreement, shall not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber, or permit any Company Subsidiary to issue, sell, pledge, dispose of or encumber, (A) any capital stock of the Company or any Company Subsidiary or (B) other than in the ordinary course of business and consistent with past practice, any assets of the Company or any Company Subsidiary; (ii) amend or propose to amend the respective charters or bylaws of the Company or any Company Subsidiary; (iii) split, combine or reclassify any outstanding capital stock, or, except as provided in Section 5.6 hereof, declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding; (iv) redeem, purchase or acquire or offer to acquire, or permit any of the Company Subsidiaries to redeem, purchase or acquire or offer to acquire, any of the Company's or any Company Subsidiary's capital stock; or
(v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.1(e).

         5.2 Employment Agreement. At or before the Closing the Shareholder and the Company shall execute and deliver an Employment and Noncompetition Agreement in substantially the form of Exhibit A hereto, with such changes therein prior to execution as may be mutually approved by Tyler and the Shareholder (the "Employment Agreement"), and providing for the employment of the Shareholder by the Surviving Corporation after the Closing, covenants by the Shareholder not to compete with the Surviving Corporation, and compensation, all as provided therein.

         5.3 Noncompetition Agreements. The Company and the Shareholder agree to use their reasonable best efforts to cause the employees and consultants of the Company and the Company

Subsidiaries identified in Section 5.3 of the Tyler Disclosure Schedule to terminate their current employment and consulting agreements and, in the case of the employees, to execute and deliver employment agreements with the Company acceptable to Tyler (the "Noncompetition Agreements").

         5.4 Agreement Not to Negotiate. Pending the Closing, and through the period ending December 31, 1997 if this Agreement is terminated without closing by the Company or the Shareholder, the Company and the Shareholder shall not, either directly or indirectly through an agent, representative or other person, solicit or authorize any person to solicit, or initiate or encourage, directly or indirectly, any proposal for the acquisition of all or any material part of the capital stock, assets, or business of the Company or any of the Company Subsidiaries, or for the merger, consolidation, or other combination of the Company or any of the Company Subsidiaries with any other person or entity, or enter into any discussions or negotiations for any such proposal, or provide any person with information or assistance in furtherance of any such proposal, and shall promptly notify Tyler in writing of all proposals received with respect to such matters.

         5.5 Permitted Distributions of Cash and Condo. After June 30, 1997 and on or before the Closing Date the Company shall be entitled to distribute to the Shareholder aggregate cash dividends or other cash distributions not exceeding $3,300,000. On or before the Closing Date, the Shareholder will cause the Company or the appropriate Company Subsidiary to convey, transfer and assign to the Shareholder or such other party as he determines, the record title to, and all other rights of ownership of the Company or the Company Subsidiaries in Unit 900, Bridgeport Condominiums, 344 Padre Boulevard, South Padre Island, Texas (the "Condo"), subject to any indebtedness incurred in connection with the Condo, and shall obtain and provide to Tyler an absolute and unconditional release, executed by the holders of any indebtedness, notes, mortgages, pledges, security agreements or other similar obligations incurred in connection with the Condo, releasing the Company and the Company Subsidiaries from any liability with respect to any such obligations, whether as maker, endorser, surety, obligor, guarantor or otherwise, or shall provide to Tyler the Shareholder's agreement to indemnify Tyler, the Surviving Corporation and the Company Subsidiaries against any such liability, which indemnification agreement shall be reasonably acceptable to Tyler.

         5.6 Waiver of Adverse Claims. The Shareholder releases, waives and disclaims any ownership interest, right, title or other claim to any of the assets, other than the Condo and the real property which is subject to the Lease, which are or during the twelve months preceding the Closing Date have been utilized by the Company or the Company Subsidiaries in the conduct of their respective businesses.

         5.7 Accuracy of Information Furnished. The information supplied by the Shareholder to Tyler in writing expressly for inclusion in any documents (including the Proxy Statement) filed with the Commission in connection with or as a result of the transactions contemplated hereby, will, at the respective times such documents are filed with the Commission, not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

         5.8 Pre-Closing Bonuses. Prior to the Closing, the Company shall be entitled to pay bonuses to employees of the Company for past services rendered and to pay the consultant identified in Schedule 2.8 of the Company Disclosure Schedule in connection with termination of his consulting arrangement, which bonuses and payment shall not exceed an aggregate of $2,000,000.

         5.9 New Indebtedness. The Company shall be entitled to incur additional indebtedness to the extent necessary to make the cash distributions contemplated by Section 5.6 or pay the bonuses contemplated by Section 5.9.

         5.10 Stock Options. At or prior to the Closing, the Shareholder will grant options to purchase an aggregate of up to 1,250,000 shares of the Tyler Common Stock to be received by him in the Merger (the "Key Employee Options") to key employees of the Company and the Company Subsidiaries ("Key Employee Optionees") selected by the Shareholder. The exercise price of the Key Employee Options shall be the average of the closing prices of the Tyler Common Stock for the five consecutive trading days beginning two trading days prior to public announcement by Tyler of the transactions contemplated by this Agreement. The vesting schedules and the remaining terms of the Key Employee Options shall be as set forth, and the Key Employee Options will be evidenced by, option agreements in substantially the form of Exhibit C hereto with such changes therein prior to execution as may be mutually approved by the Shareholder and Tyler. Each grant of a Key Employee Option shall be made subject to the execution by the Key Employee Optionee of a Noncompetition Agreement or other confidentiality and noncompetition agreement mutually acceptable to Tyler and Shareholder, and investment representations and an offeree/purchaser questionnaire mutually acceptable to Tyler and the Shareholder.

         5.11 Contribution of Headquarters Facilities. At or prior to the Closing, the Shareholder shall contribute to the Company, by special warranty deed, all the real property facilities and fixtures (the "Headquarters Facilities") leased by Government Records Services, Inc. pursuant to that certain Lease Agreement dated July 1, 1995 between the Shareholder and Government Records Services, Inc. (the "Lease") and as amended effective January 1, 1996. In connection therewith, Shareholder shall obtain and provide to Tyler an absolute and unconditional release, executed by First National Bank of Grapevine, of all mortgages, liens, deeds of trust or other security interests in or to the Headquarters Facilities.

                                   ARTICLE 6
                               COVENANTS OF TYLER

         Tyler covenants and agrees with the Company and the Shareholder as follows:

         6.1 Conduct Prior to Closing Date. Pending the Closing, Tyler shall:

                 (a) confer upon request of the Shareholder with one or more representatives of the Shareholder to report material operational matters and the general status of ongoing operations of Tyler and the Tyler Subsidiaries; and

                 (b) take no action that, and shall not fail to use reasonable best efforts to take (without material cost) any action the failure to take which, would cause or permit its representations and warranties contained in this Agreement to be untrue in any material respect at the Closing.

         6.2 Proxy Statement. As promptly as practicable after the execution of this Agreement, Tyler shall prepare and file with the Commission a proxy statement (the "Proxy Statement") pursuant to the Exchange Act. Subject to the fiduciary obligations of the Board of Directors of Tyler under applicable law, the Proxy Statement shall contain the recommendation of the Board of Directors of Tyler that the stockholders of Tyler vote to approve the Merger and this Agreement.

         6.3 Meetings of Stockholders. Tyler shall promptly take all action reasonably necessary in accordance with the Delaware General Corporation Law, the rules of the NYSE and its articles of incorporation and bylaws to convene a meeting of its stockholders to consider and vote upon the adoption and approval of the Merger and this Agreement (the "Tyler Stockholders Meeting"). Subject to its fiduciary obligations under applicable law and in accordance with the provisions of this Agreement, the Board of Directors of Tyler (i) shall recommend at such meeting that the stockholders of Tyler vote to adopt and approve the Merger and this Agreement; (ii) shall use its reasonable efforts to solicit from stockholders of Tyler proxies in favor of such adoption and approval; and (iii) shall take all other action reasonably necessary to secure a vote of its stockholders in favor of the adoption and approval of the Merger and this Agreement.

         6.4 Stock Exchange Listing. Tyler shall use its reasonable best efforts to cause the shares of Tyler Common Stock to be issued upon consummation of the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

         6.5     Guaranties of Company Obligations.

                 (a) From and after the Closing, Tyler guarantees to the Shareholder, respectively, and his heirs, successors and assigns, the full and prompt payment by the Company of all amounts that become due and payable to them under or pursuant to the terms of the Employment Agreement, to be entered into between the Company and the Shareholder as provided in Section 5.2 of this Agreement, and the timely performance by the Company of all of the terms, conditions, covenants and agreements to be performed by the Company under or pursuant to the terms of said Employment Agreement.

                 (b) Payments by Tyler pursuant to Subsection (a) shall be reduced by any amounts that either Tyler, the Company or a Company Subsidiary may be entitled to offset pursuant to the provisions of Section 11.8 of this Agreement and any comparable provisions contained in the Employment Agreement. The obligation of Tyler to make any payments or render performance under this guaranty shall be coextensive with the obligation of the Company or the Company Subsidiary to make payment or render performance under the Employment Agreement, and Tyler shall be entitled to assert as a defense to or excuse for or delay in any payment or performance by it the same defenses or excuses for payment or performance as would be available to the Company or such Company Subsidiary. Subject to the foregoing, the guaranty by Tyler contained herein is absolute and unconditional.

                 (c) Tyler waives notice of acceptance of this agreement of guaranty, and waives diligence or presentment on the part of the Shareholder in the enforcement of any liability, obligation or duty guaranteed hereby.

                 (d) Tyler agrees that the validity of this agreement of guaranty shall not in any way be terminated, affected or impaired by reason of any waiver of or failure to enforce any of the rights or remedies of the Shareholder contained in the Employment Agreement, or by reason of any extension of time or other forbearance granted to the Company or a Company Subsidiary by the Shareholder.

                 (e) Tyler agrees that, at the option of the Shareholder, it may be joined in any action or proceedings commenced against the Company or a Company Subsidiary in connection with and based upon any provisions of the Employment Agreement, and that recovery may be had against Tyler in such action or proceedings, or in any independent action or proceedings against Tyler, without requirement that the Shareholder or his successors or assigns, first assert, prosecute, or exhaust any remedy or claim against the Company or the Company Subsidiary.

                 (f) In the event of any bankruptcy, reorganization, winding up, or similar proceedings with respect to the Company or a Company Subsidiary, no limitation on its liability under the Employment Agreement which may now or hereafter be imposed or permitted by any federal, state, or other statute, law regulation, or judicial or administrative determination applicable to such proceedings, shall in any way limit Tyler's obligations hereunder.

         6.6 Other Tyler Obligations. At the Closing, if not theretofore accomplished, Tyler will cause the Company to execute and deliver to the Shareholder the Employment Agreement, against execution and delivery by the Shareholder.

         6.7     Company Indemnification Obligations.

                 (a) Tyler and Sub agree that all rights to indemnification existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the Company or any Company Subsidiary (collectively, the "D&O Indemnified Parties") as provided in the Company's or any Company Subsidiary's Articles of Incorporation, Bylaws, or other organizational documents as in effect as of the date hereof, shall survive the Merger and shall continue in full force and effect for six years after the Effective Time (without modification or amendment, except as required by applicable law), to the fullest extent permitted by law, and shall be enforceable by the D&O Indemnified Parties against the Surviving Corporation or applicable Company Subsidiary; provided that in any event Tyler and the Surviving Corporation shall pay and reimburse expenses in advance of the final disposition of any action or proceeding to each D&O Indemnified Party to the fullest extent permitted by law.

                 (b) The provisions of this Section 6.7 shall survive the consummation of the Merger and expressly are intended to benefit each of the D&O Indemnified Parties. Each of the D&O Indemnified Parties shall be entitled to enforce the covenants contained herein.

                 (c) If the Surviving Corporation, applicable Company Subsidiary, or any of their respective successors or assigns (i) reorganizes, amalgamates or consolidates with or merges into any other person and is not the resulting, continuing or surviving corporation or entity of such reorganization, amalgamation, consolidation or merger, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or persons, then, and in such case, proper provision will be made so that the successors or assigns of the Surviving Corporation assume all of the obligations of the Surviving Corporation set forth in this Section 6.7.

         6.8     Agreements Regarding Stock Options.

                 (a) Within one year after the Effective Time, Tyler agrees to file a registration statement under the Securities Act on Form S-3, Form S-8 or another appropriate form with respect to the sale by the Shareholder of Tyler Common Stock to Key Employee Optionees pursuant to exercise of the Key Employee Options and the resale from time to time in the open market of those shares by the Key Employee Optionees. Tyler agrees to use its reasonable efforts to cause such registration statement to be made effective as soon as practicable after it has been filed and to cause such registration statement to remain effective until such time as no Key Employee Options remain outstanding and any shares of Tyler Common Stock acquired pursuant to exercise of the Key Employee Options have been held for a sufficient time and otherwise are eligible for resale in the open market pursuant to Rule 144 under the Securities Act (or under other rules then in effect).

                 (b) Tyler agrees to grant options, conditioned on the consummation of the transactions contemplated hereby and Tyler stockholder approval of any required increase in the number of shares of Tyler Common Stock which may be issued pursuant to the Tyler Stock Option Plan, to purchase an aggregate of 400,000 shares of Tyler Common Stock to employees of the Company and the Company Subsidiaries designated by the Shareholder. The selection by the

Shareholder of such employees and the number of option shares to be granted to each shall be subject to the reasonable approval of Tyler. The exercise price of such options shall be the greater of (i) the average of the closing prices of the Tyler Common Stock for the five consecutive trading days beginning two trading days prior to public announcement by Tyler of the transactions contemplated by this Agreement or (ii) the reported closing price of the Tyler Common Stock on the New York Stock Exchange on the date of grant. The options shall have a term of 10 years from the date of grant and shall vest on each of the first five anniversary dates at the rate of 20% of the original number of option shares granted. The options shall be incentive stock options pursuant to the Tyler Stock Option Plan, as amended, shall contain such other terms as are customary for options granted under that plan, and shall be evidenced by option agreements incorporating all of such terms.

         6.9 Release of Shareholder Guaranties. At or prior to the Closing, Tyler shall obtain and provide to the Shareholder an absolute and unconditional release, executed by the holders of the indebtedness of the Company and the Company Subsidiaries identified in Section 2.21 of the Company Disclosure Schedule as guaranteed by the Shareholder and by the surety companies that issued the performance bonds identified in such Section 2.21, from any liability with respect to such indebtedness or performance bonds, whether as maker, endorser, surety, obligor, guarantor or otherwise, or shall provide to the Shareholder the agreement of Tyler to indemnify Shareholder against any such liability, which indemnification agreement shall be reasonably acceptable to Shareholder.

                                   ARTICLE 7
               JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS

         Except as may be waived by both Tyler and the Shareholder, the obligations of the Company, the Shareholder, Tyler and Sub to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         7.1 HSR Act. All filings required under the HSR Act shall have been made, and all waiting periods, including any extension thereof, that may be applicable to the transactions contemplated by this Agreement under the provisions of the HSR Act shall have expired or been waived or otherwise terminated.

         7.2 Absence of Litigation. No governmental agency or authority shall have instituted, or threatened in writing to institute, any action or proceeding seeking to delay, restrain, enjoin, or prohibit the consummation of the transactions contemplated by this Agreement, and no order, judgment, or decree by any court or governmental agency or authority shall be in effect that enjoins, restrains, or prohibits the same or, in the reasonable judgment of Tyler, otherwise would materially interfere with the operation of the assets and business of Tyler and the Tyler Subsidiaries or the Company and the Company Subsidiaries after the Closing Date.

                                   ARTICLE 8
                      CONDITIONS PRECEDENT TO OBLIGATIONS
                       OF THE COMPANY AND THE SHAREHOLDER

         Except as may be waived by the Company and the Shareholder, the obligations of the Company and the Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

         8.1 Compliance. Tyler shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by Tyler on or before the Closing Date.

         8.2 Representations and Warranties. All of the representations and warranties made by Tyler in this Agreement, the Tyler Disclosure Schedule (prior to supplementation or amendment thereto pursuant to Section 4.2 of this Agreement), the Employment Agreement, and in all certificates and other agreements delivered by Tyler to the Shareholder pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         8.3 Opinion. The Company and the Shareholder shall have received an opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. ("Liddell, Sapp"), counsel for Tyler, dated the Closing Date, in form and substance reasonably satisfactory to the Company, the Shareholder and their counsel, relating to the matters set forth in the following Sections of this Agreement:

                 3.1; 3.4 (except the opinion shall contain no exception with respect to shareholder approval); and 3.5 (except the opinion as to enforceability may exclude the Employment Agreement and the Noncompetition Agreements).

         8.4 No Material Adverse Change. There shall have occurred no material adverse change in the businesses, properties, assets, liabilities, results of operations or condition (financial or otherwise) of Tyler and the Tyler Subsidiaries, taken as a whole.

         8.5 Tyler Stockholder Approval. The stockholders of Tyler shall have approved the Merger and this Agreement on or before January 31, 1998.

         8.6 Financing. On or before thirty days after the date hereof, Tyler shall have obtained financing for the transactions contemplated hereby acceptable to Tyler.

         8.7     Certificates.   The Company and the Shareholder shall have
received a certificate or certificates, executed on behalf of Tyler by the President or any Vice President of Tyler, to the effect that the conditions contained in Sections 7.1 and 7.2 hereof with respect to matters therein relating to Tyler, and in Sections 8.1, 8.2, 8.4, 8.5 and 8.6 hereof, have been satisfied.

                                   ARTICLE 9
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF TYLER

         Except as may be waived by Tyler, the obligations of Tyler and Sub to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         9.1 Compliance. The Company and the Shareholder shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by any of them on or before the Closing Date.

         9.2 Representations and Warranties. All of the representations and warranties made by the Company and the Shareholder in this Agreement, the Company Disclosure Schedule (prior to any supplementation or amendment pursuant to Section 4.2 of this Agreement), and in all certificates and other documents delivered by the Company and the Shareholder pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement, and except to the extent the Company or the Shareholder is unable to give such representation or warranty due to any of the following: (a) loss of any title insurance customer of Title Records Corporation, or (b) loss of Dallas County as a customer due to the bidding process.

         9.3 Securities Law Compliance. The issuance and delivery of shares of Tyler Common Stock in the Merger shall have been registered or qualified under the Securities Act and all applicable state securities laws or counsel for Tyler shall be satisfied that an exemption from such registration or qualification is available; no stop order suspending the effectiveness of any such registration or qualification shall be in effect; and no proceeding for such purpose shall be pending before any agency or authority having jurisdiction thereof.

         9.4 Opinions. Tyler shall have received the opinion of Gardere & Wynne, L.L.P. ("Gardere & Wynne"), counsel for the Company and the Shareholder, dated as of the Closing Date, in form and substance satisfactory to Tyler and its counsel, relating to the matters set forth in the following Sections of this Agreement:

                 2.1; 2.6; and 2.7 (except the opinion as to enforceability may exclude the Employment Agreement and the Noncompetition Agreements).

         9.5 No Material Adverse Change. There shall have occurred no material adverse change in the businesses, properties, assets, liabilities, results of operations, or condition (financial or otherwise), of the Company and the Company Subsidiaries, taken as a whole. Tyler acknowledges and agrees that the following shall not be deemed a material adverse effect: (a) loss of any title insurance customer of Title Records Corporation, or (b) loss of Dallas County as a customer due to the bidding process.

         9.6 Consents to Transaction. Tyler and the Company shall have received all consents or approvals, and made all applications, requests, notices, and filings with, any person, governmental authority, or governmental agency required to be obtained or made in connection with the consummation of the transactions contemplated by this Agreement, excluding actions required under the HSR Act (which are conditions precedent to closing under Section 7.1), but including the consents of the lenders and third parties set forth in the Company Disclosure Schedule and the Tyler Disclosure Schedule.

         9.7 Stockholder Approval. The stockholders of Tyler shall have approved the Merger and this Agreement on or before January 31, 1998.

         9.8 Financing. On or before thirty days after the date hereof, Tyler shall have obtained financing for the transactions contemplated hereby acceptable to Tyler.

         9.9 Noncompetition Agreements. Each of the Employees shall have duly entered into Noncompetition Agreements with the Company acceptable to Tyler.

         9.10 Certificates. Tyler shall have received a certificate or certificates, executed on behalf of the Company by the President of the Company, and by the Shareholder in his individual capacity, to the effect that the conditions in Sections 7.1 and 7.2 hereof with respect to matters therein relating to the Company, and Sections 9.1, 9.2, and 9.5 hereof, have been satisfied.

                                   ARTICLE 10
                   SECURITIES LAW REGISTRATION AND COMPLIANCE


         10.1 Securities Law Compliance; Restrictions on Shares. The Shareholder acknowledges receipt of the Tyler Commission Filings and the Tyler Disclosure Schedule and the opportunity to ask questions of and receive answers from representatives of the management of Tyler concerning the terms and conditions of the transactions contemplated hereby and to obtain all additional information that Tyler possesses or could acquire without unreasonable expense that is necessary to verify the accuracy of information furnished to him, and acknowledges and agrees:

                 (a) The shares of Tyler Common Stock to be received by him as a result of the Merger have not been registered under the Securities Act or any applicable state securities law;

                 (b) Except for transfers pursuant to the Key Employee Options, the Shareholder is acquiring the shares so to be received in the Merger for his own account and not with a view to the distribution or resale thereof and will not sell, pledge, hypothecate, or otherwise transfer the shares unless they are registered under the Securities Act and applicable state securities laws unless, prior thereto, the Shareholder shall have delivered to Tyler an opinion, in form and substance reasonably satisfactory to Tyler, of counsel experienced and competent in federal securities laws and acceptable to Tyler, to the effect that an exemption from registration is available therefor;

                 (c) Except as otherwise provided in this Agreement, Tyler has no obligation to register any sales or transfers of the shares so received by the Shareholder;

                 (d) Except pursuant to the Key Employee Options, during the year after the Merger, the Shareholder will not be able to sell, transfer, or otherwise dispose of the shares so received unless, prior thereto, the Shareholder shall have delivered to Tyler an opinion, in form and substance reasonably satisfactory to Tyler, of counsel experienced and competent in federal securities laws and acceptable to Tyler, to the effect that an exemption from registration under the Securities Act and applicable state securities laws is at the time available (unless registered as elsewhere provided in this Agreement), and thereafter any sales, transfers, or other dispositions may be limited by the provisions of Rule 144 under the Securities Act (or by other rules then in effect);

                 (e) In view of the foregoing, each Shareholder understands that he is at economic risk with respect to his investment in the shares so received in the Merger;

                 (f) Tyler may place an appropriate legend on the certificate representing the shares so to be received restricting their transfer, and stop-transfer instructions will be given to the transfer agent for the Tyler Common Stock with respect to such certificates; and

                 (g) To provide such information as may be requested by Tyler in order for Tyler to determine if the Shareholder is an accredited purchaser under Regulation D of the Commission or otherwise can be qualified as a purchaser under Rule 506 of such Regulation D.

         10.2    Demand Registration.

                 (a) At any time after the Closing Date, the Shareholder may request Tyler to register under the Securities Act, the shares of Tyler Common Stock received in the Merger and held by the Shareholder ("Shares") for sale in accordance with the intended methods of disposition described in the Shareholder's request for registration; provided, however, that the number of Shares to be registered in any such offering, whether registered on behalf of the Shareholder, Tyler or any other selling shareholder, shall not be less than 3,000,000. Tyler is only obligated to register Shares under this Section 10.2 on two occasions.

                 (b)      Promptly following receipt of any notice under this
Section 10.2, Tyler shall file a registration statement under the Securities Act for the offering and sale of the Shares specified in such notice from the Shareholder within 90 days of receipt of such notice; provided, however, that Tyler shall not be required to maintain the effectiveness of any registration statement pursuant to this Section 10.2 for a period in excess of the completion of the distribution of such Shares as described in Section 10.4(g) hereof if such registration statement relates to an underwritten public offering and, if not, a period not in excess of the earlier of (i) two years after the effectiveness of such registration statement, or (ii) such time as the Shareholder is free to sell his Shares under Rule 144 under the Securities Act (or any successor rule then in effect) without any volume restrictions. Tyler shall be obligated to register Shares pursuant to this Section 10.2 on two occasions only; provided that no request may be made more than six years after the date hereof; provided, further, that a request shall be counted only when (i) all of the Shares requested to be included in any such registration have been so included, (ii) the corresponding registration statement has become effective under the Securities Act, and (iii) the public offering has been consummated on the terms and conditions specified therein or, if not consummated, such failure was not attributable to an action taken, or a failure to take action, by Tyler in connection with such registration. Notwithstanding anything to the contrary contained herein, Tyler shall not be obligated to prepare and file any registration statement pursuant to this Section 10.2, or prepare or file any amendment or supplement thereto, and may suspend the Shareholder's rights to make sales of Shares pursuant to an effective registration statement, at any time when the Board of Directors of Tyler in good faith believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would not be in Tyler's best interests. The filing of a registration statement, or any amendment or supplement thereto, by Tyler cannot be deferred, and the Shareholder's rights to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the immediately preceding sentence for more than 180 days after the date of the receipt of notice under this Section 10.2.

                 (c) If the Shareholder proposes to register Shares for sale in an underwritten public offering, Tyler shall be entitled to select, in its sole discretion, the managing underwriter or underwriters for the offering by the Shareholder. Tyler shall be entitled to include in any registration statement filed pursuant to this Section 10.2 for an offering specified by the Shareholder, securities of Tyler entitled generally to vote in the election of directors (or any securities convertible into or exchangeable for or exercisable for the purchase of securities so entitled generally to vote in the election of directors) (collectively, the "Voting Securities") to be sold by Tyler for its own account. Subject to the provisions of this Agreement, Tyler agrees to use its reasonable efforts to cause all the Shares for which the Shareholder has requested registration to be registered as soon as practicable under the Securities Act to the extent required to permit the sale by the Shareholder of such Shares; provided, that if the managing underwriter or underwriters believe that the inclusion of all shares requested to be included in the proposed underwritten public offering (including the Shares) would adversely affect the marketing of such shares, then Tyler may first include in such registration all securities Tyler proposes to sell, and in such event the Shareholder shall accept a reduction (including a total elimination) in the number of Shares to be included in such registration, pro rata with the other holders of Tyler Common Stock making requests for registration, on the basis of the number of shares of Tyler Common Stock so requested to be included by the Shareholder and the other selling shareholders. In the event of any such reduction (or elimination) of the number of Shares to be included in such registration, the request made by the Shareholder under Section 10.2 shall not be counted.

         10.3 Piggyback Registration. If Tyler proposes (whether or not for its own account) to register any of its securities under the Securities Act (other than pursuant to Section 10.2) for sale (other than on Form S-8, Form S-4, or Form S-3 with respect to sales of securities acquired by employees or former employees of Tyler or its subsidiaries upon exercise of options granted by the Shareholder of Tyler) Tyler shall give written notice to the Shareholder of its intention to effect such a registration not later than 15 days prior to the anticipated date of filing with the Commission of a registration statement, which notice shall offer the Shareholder the opportunity to include in such registration statement any of the Shares the Shareholder may request (a "Piggyback Registration"). Tyler's obligation under this Section 10.3 shall be limited to registrations as to which a registration statement is to be filed on or before six years after the date hereof. Subject to the provisions of this Agreement, Tyler will use its reasonable efforts to cause all the Shares for which the Shareholder has requested registration to be registered as soon as practicable under the Securities Act to the extent required to permit the sale by the Shareholder of such Shares; provided, that if the registration relates to an underwritten public offering and the managing underwriter or underwriters believe that the inclusion of all shares requested to be included in the proposed registration would adversely affect the marketing of such shares, Tyler may first include in such registration all securities Tyler proposes to sell, and the Shareholder shall accept a reduction (including a total elimination) in the number of shares to be included in such registration, pro rata with the other holders of Tyler Common Stock making requests for registration, on the basis of the number of shares of Tyler Common Stock so requested to be included by the Shareholder and the other selling shareholders. Nothing in this section shall limit Tyler's ability to withdraw a registration statement it has filed either before or after effectiveness.

         10.4 Registration Procedures. If and whenever Tyler is required by the provisions of Section 10.2 to use its best efforts to effect the registration of any of the Shares under the Securities Act, Tyler will:

                 (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period specified in Section 10.2(b);

                 (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 10.2(b) and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all

Shares covered by such registration statement in accordance with the method of disposition set forth in such registration statement for such period;

                 (c) furnish to the Shareholder and to any underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Shares covered by such registration statement;

                 (d) use its best efforts to register or qualify the Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Shareholder or any managing underwriter shall reasonably request and to take all necessary action to keep such registration or qualification effective as required by this Section 10.4 as to a registration statement filed with the Commission; provided, that Tyler shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would not otherwise be required to be so qualified or to take any action which would subject it to general service of process in any such jurisdictions in which it is not then so subject;

                 (e) immediately notify the Shareholder and any underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (in which case, Tyler shall promptly provide the Shareholder with revised or supplemental prospectuses and if so requested by Tyler, the Shareholder shall promptly take action to cease making any offers of the Shares until receipt and distribution of such revised supplemental prospectuses);

                 (f) furnish at the request of the Shareholder, (i) on the date that the Shares are delivered to any underwriters for sale pursuant to such registration statement, an opinion of counsel representing Tyler dated as of such date for the purposes of such registration, addressed to the underwriters and to the Shareholder, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements or any other financial or statistical data or any engineering report contained or incorporated therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by the Shareholder or their counsel, and (ii) on the effective date of the registration statement, the date that Shares are delivered to any underwriters for sale pursuant to such registration statement and on the effective date of each post-effective amendment to the registration statement, a "comfort" letter dated such date from the regular independent accountants retained by Tyler, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of Tyler included or incorporated by reference in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) included in the registration statement in respect of which such letter is being given as the underwriters or the Shareholder may reasonable request;

                 (g) make available for inspection during normal business hours to the Shareholder, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Shareholder or underwriters, all financial and other records, pertinent corporate documents and properties of Tyler and its subsidiaries, and cause Tyler's officers, directors and employees to supply all information reasonably requested by any such representative of the Shareholder, underwriter, attorney, accountant or agent in connection with such registration statement. For purposes of Section 10.2(b), the period of distribution of Shares in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it; and

                 (h) use its best efforts to keep effective and maintain any registration, qualification, approval or listing obtained to cover the Shares as may be necessary for the Shareholder to dispose of such Shares during the period of distribution and shall from time to time amend or supplement any prospectus used in connection therewith to the extent necessary in order to comply with applicable law; provided that, notwithstanding the foregoing, Tyler shall not be required to file or to keep effective and maintain any such registration, qualification, approval or listing for such period that would require it to cause an audit of Tyler to be performed other than as is required by the rules and regulations of the Commission with respect to reports required to be filed under the Exchange Act.

         In connection with any registration hereunder, the Shareholder will furnish promptly to Tyler in writing such information (together with such supplements as may be necessary from time to time) with respect to itself and the proposed distribution by it as shall be reasonably necessary in order to ensure compliance with federal and applicable state securities laws. Such information shall not, at the time the registration statement is filed or becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

         In any registration relating to an underwritten public offering of Tyler Common Stock or other Voting Securities, whether or not the Shareholder is participating in such registered underwritten public offering, at the request of the managing underwriter or underwriters, the Shareholder will agree not to effect any sale or distribution, including any sale pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act of any Shares, and not to effect any such sale or distribution of any other Tyler Common Stock or Voting Securities (in each case, other than as part of such registration) for such period of time as reasonably required by such managing underwriter or underwriters ("Lockup Period"), but in no event shall the Shareholder be required to agree to a Lockup Period longer than the Lockup Period to which any other selling shareholder is subject.

         In connection with any registration hereunder relating to an underwritten public offering, Tyler agrees to enter into a written agreement with the managing underwriter or underwriters, and condition the participation of any other shareholder in such registration on such shareholder entering into such a written agreement, in such form and containing such provisions as are customary in the securities business for such an arrangement between underwriters and companies of Tyler's size and investment stature, including, but not limited to, indemnification and contribution provisions from the underwriters for the benefit of Tyler and its controlling persons; provided that such agreement shall not contain any such provisions applicable to Tyler that are inconsistent with the provisions hereof; and further provided, that the time and place of the closing under said agreement shall be as mutually agreed upon among Tyler, the Shareholder and such managing underwriter or underwriters. The obligation of Tyler set forth in the immediately preceding sentences shall apply on each occasion of an underwritten public offering as may be contemplated by a request for registration permitted by Section 10.2(a).

         10.5 Expenses. In connection with any proposed registration of securities by Tyler, whether or not effected or consummated, Tyler, the Shareholder, and any other selling shareholders shall each pay their pro rata share of Tyler's out of pocket expenses incurred in connection with a proposed registration under either Section 10.2 or 10.3 in which Tyler is not selling any securities for its own account, including, without limitation, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for Tyler. The Shareholder shall pay all of his expenses, including his attorney's fees, and including the underwriting discount, selling commissions and all expenses of the underwriters relating to his Shares incurred in connection with each registration pursuant to Section
10.2 or 10.3.

         10.6    Indemnification.

                 (a) In the event of a registration of any of the Shares under the Securities Act pursuant to Section 10.2 or 10.3, Tyler shall indemnify and hold harmless the Shareholder and each underwriter of Shares thereunder and each person who controls the Shareholder or underwriter within the meaning of the Securities Act and the Exchange Act against any losses, claims, damages or liabilities (including reasonable attorneys' fees), joint or several, to which the Shareholder or underwriter or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to Section 10.2 or 10.3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Shareholder, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Tyler will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Shareholder, underwriter or controlling person for use in such registration statement or prospectus; provided, further, that Tyler will not be liable hereunder to any underwriter or any person who controls any underwriter within the meaning of the Securities Act and the Exchange Act for any loss, claim, damage or liability that arises out of, or is based upon, any untrue statement or alleged untrue statement or any omission or alleged omission contained in any preliminary prospectus that was corrected by any subsequent prospectus, and the underwriter was required to deliver but failed to deliver such prospectus as required by the Securities Act.

                 (b) In the event of a registration of any of the Shares under the Securities Act pursuant to Section 10.2 or 10.3, the Shareholder shall indemnify and hold harmless Tyler and each person who controls Tyler within the meaning of the Securities Act and the Exchange Act, each officer of Tyler who signs the registration statement, each director of Tyler, each underwriter and each person who controls any underwriter within the meaning of the Securities Act and the Exchange Act against all losses, claims, damages or liabilities, joint or several, to which Tyler or such officer or director or underwriter or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to Section 10.2 or 10.3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein not misleading, and will reimburse Tyler and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Shareholder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to the Shareholder made in reliance upon and in conformity with information pertaining to the Shareholder, as such, furnished in writing to Tyler by the Shareholder for use in such registration statement or prospectus ("Shareholder Information"); provided, further, that the Shareholder will not be liable hereunder to any underwriter or any person who controls an underwriter within the meaning of the Securities Act and the Exchange Act for any loss, claim, damage or liability that arises out of, or is based upon, any untrue statement or alleged untrue statement or any omission or alleged omission in any Shareholder Information contained in any preliminary prospectus that was corrected by any subsequent prospectus, and the underwriter was required to deliver but failed to deliver such prospectus as required by the Securities Act.

                 (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this
Section 10.6. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10.6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                 (d)      If the indemnification provided for in this Section
10.6 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities or actions in respect thereof, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of Tyler, on the one hand, and the Shareholder, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Tyler, on the one hand, or the Shareholder, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Tyler and the Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 10.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10.6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above in this Section 10.6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         10.7 No Transferability of Registration Rights. Except with the prior written consent of Tyler, the Shareholder's registration rights under Sections 10.2 and 10.3 shall not inure to the benefit of any person to whom any Shares are transferred, other than the spouse or descendants of the Shareholder (his "Relatives"), a trust solely for the benefit of the Shareholder or his Relatives, or a partnership all of the equity interests in which are directly or indirectly owned by the Shareholder or his Relatives.


                                   ARTICLE 11
                          INDEMNIFICATION AND REMEDIES

         11.1 Indemnification by the Shareholder Based on Agreement. The Shareholder agrees to indemnify and hold harmless Tyler (and if the transactions contemplated hereby are consummated, the Surviving Corporation), from and against any and all claims, losses, obligations, damages, demands, and liabilities (after giving effect to and reducing the same by (i) any net tax benefits realized by Tyler or the Surviving Corporation as a result of such event, and (ii) the net amount of any insurance proceeds received by Tyler or the Surviving Corporation as a result of such event), including, without limitation, costs and expenses of litigation (including reasonable attorneys' and accountants' fees) (collectively, "Tyler Indemnified Losses"), based on, relating to, or arising out of, or any allegation by any third party of, any facts or circumstances that would constitute a breach by the Shareholder of any representation, warranty, or covenant contained herein or in any agreement executed pursuant hereto; but excluding from this covenant to indemnify any claims or liabilities separately covered by Section 10.6 hereof or any Customer Claims (hereinafter defined) to the extent and only while covered by the provisions of Section 11.3 hereof.

         11.2 Indemnification by Tyler Based on Agreement. Tyler (and if the transactions contemplated hereby are consummated, the Surviving Corporation) agrees to indemnify and hold harmless the Shareholder from and against any and all claims, losses, expenses, obligations, demands and liabilities (after giving effect to and reducing the same by (i) any net tax benefits realized by the Shareholder as a result of such event, and (ii) the net amount of any insurance proceeds received by the Shareholder as a result of such event), including, without limitation, costs and expenses of litigation and including reasonable attorneys' and accountants' fees (collectively, "Shareholder Indemnified Losses"), based on, relating to, or arising out of, or any allegation by any third party of, any facts or circumstances that would constitute a breach by Tyler of any representation, warranty, or covenant contained herein or in any agreement executed pursuant hereto, but excluding from this covenant to indemnify any claims or liabilities separately covered by the provisions of
Section 10.6 hereof.

         11.3 Customer Claims. If any claim, demand, or cause of action of the type referred to in Section 11.1 is asserted by a customer of the Company or a Company Subsidiary ("Customer Claim"), the following provisions shall be applicable until such time as the Customer Claim results in a filed and pending lawsuit or other judicial proceeding (at which time the provisions of Section
11.1 shall be applicable):

                 (a) Tyler or the Surviving Corporation shall promptly notify the Shareholder in writing that a Customer Claim has been made, describing the nature of the Customer Claim to the extent then known.

                 (b) After receipt of Tyler's or the Surviving Corporation's written notice, the parties hereto will fully cooperate with each other to investigate the Customer Claim and determine whether the parties can agree that the Customer Claim is an obligation or liability for which the Shareholder is responsible. The investigation shall be conducted expeditiously and with all reasonable due diligence, considering the circumstances surrounding the Customer Claim.

                 (c) If, after an investigation, Tyler or the Surviving Corporation and the Shareholder agree in writing that the Customer Claim is an obligation or liability for which the Shareholder is responsible, the Shareholder and Tyler or the Surviving Corporation agree to use their reasonable best efforts to reach an agreement with the customer as to the terms and conditions of settlement, compromise or satisfaction of the Customer Claim, including, but not limited to, the amount that the Shareholder shall pay to the customer for the damages, losses, costs or expenses incurred by it.

                 (d) If the provisions of this Section 11.3 are applicable, Tyler or the Surviving Corporation shall conduct all communications and settlement negotiations with the customer and shall convey to the customer any offers of settlement or compromise by the Shareholder. Any amounts that the Shareholder agrees so to pay in settlement of the Customer Claim shall be paid by him to Tyler or the Surviving Corporation, as the case may be, in trust for payment over to the customer. If Tyler or the Surviving Corporation agrees to pay the customer an amount in excess of that offered for settlement purposes by the Shareholder, the excess shall be paid by Tyler or the Surviving Corporation, as the case may be, without any right to indemnification therefor from the Shareholder. If the amounts so paid and entrusted to Tyler or the Surviving Corporation are paid over to the customer, the payment over shall be deemed to be a release by Tyler or the Surviving Corporation of any further claim with respect to that Customer Claim against the Shareholder and Tyler and the Surviving Corporation shall indemnify and hold harmless the Shareholder from any further liability with respect thereto.

                 (e) In the absence of an agreement among the parties as to the settlement of any Customer Claim not involving litigation, Tyler or the Surviving Corporation may take such action with respect to the Customer Claim as Tyler in its sole judgment may deem necessary or advisable under the circumstances to settle, compromise or satisfy the Customer Claims provided; however, neither Tyler nor the Surviving Corporation shall in any such event be considered to have waived its right to pursue a judicial action to determine its right against the Shareholder.

                 (f) An indemnified party shall give notice to the indemnifying party or parties within 15 business days after actual receipt of service or summons to appear in any action begun in respect of which indemnity may be sought hereunder, or actual notice of assertion of a claim with respect to which it seeks indemnification. Except as provided in Section 4.5, failure so to notify the indemnifying party or parties shall cause the indemnified party to lose its right to indemnification under this Article 11, but failure so to notify the indemnifying party or parties shall not relieve the indemnifying party or parties from any liability that they may have other than on account of this Article 11. The indemnifying party or parties may participate at their own expense and with their counsel in the defense of such action.

                 Except as otherwise provided in Section 11.3(d), if the indemnifying party or parties so elect within a reasonable time after receipt of such notice they may assume the defense of such action with counsel chosen by the indemnifying party or parties and approved by the indemnified party in such action, unless the indemnified party reasonably objects to such assumption on the ground that its counsel has advised it that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or parties and counsel for the indemnifying party concurs in such advice, in which case the indemnified party shall have the right to employ counsel approved by the indemnifying party or parties. If the indemnifying party or parties assume the defense of such action, the indemnifying party or parties shall not be liable for fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for the indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances unless, in the reasonable opinion of such counsel, there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified parties.

         11.4 Claims Limitations. Notwithstanding anything otherwise contained in this Agreement, no party hereto shall assert any single claim or claims against any other party hereto, including any right of offset by Tyler or Surviving Corporation pursuant to Section 11.8 hereof, unless the single claim (after giving effect to and reducing the same by (i) any net tax benefits realized by the indemnified party as a result of such event, and (ii) the net amount of any insurance proceeds received by the indemnified party as a result of such event) exceeds the sum of $37,500, and the sum of all such single claims in the aggregate exceeds $300,000; provided, that claims made by Tyler or Surviving Corporation pursuant to Section 2.9 or 4.5 of this Agreement, or for breach of the Employment Agreement or the Confidentiality Agreement shall not be subject to the foregoing limitations; and provided further, that claims made by the Shareholder pursuant to Section 3.7 or 4.5 of this Agreement, or for breach of the Employment Agreement or the Confidentiality Agreement shall not be subject to the foregoing limitations.

         11.5 Maximum Liability. The maximum aggregate liability of the Shareholder to Tyler or the Surviving Corporation for all claims made by Tyler or the Company pursuant to this Agreement is $7,500,000; provided, that claims made by Tyler or the Surviving Corporation pursuant to Sections 2.9 or 4.5 of this Agreement, or for breach of the Employment Agreement or the Confidentiality Agreement, shall not be subject to the foregoing limitation. The maximum aggregate liability of Tyler or the Surviving Corporation to the Shareholder for all claims made by the Shareholder pursuant to this Agreement is $7,500,000; provided, that claims made by the Shareholder pursuant to
Section 3.7 or 4.5 of this Agreement, or for breach of the Employment Agreement or the Confidentiality Agreement, shall not be subject to the foregoing limitation. Any claim based upon facts and circumstances that would, if true, constitute a breach of any representation, warranty or covenant contained in this Agreement shall be subject to the limitations contained herein, notwithstanding the fact that such claim is asserted by a cause of action or legal theory other than breach of contract. When calculating the amount of liability in a claim for damages for purposes of this Section 11.5 (whether such calculation is through agreement of the parties, litigation or otherwise) and the claim relates to the breach of a representation as to the income of the Company for any period or periods prior to the Closing Date, all of the parties hereto agree that, in determining the amount involved in the claim, the damages shall be actual damages incurred and proven and such actual damages shall not be computed by using a multiplier or capitalization rate.

         11.6 Equitable Remedies. The parties hereto acknowledge that a refusal by a party to consummate the transactions contemplated hereby will cause irreparable harm to the other parties, for which there may be no adequate remedy at law. A party not in default at the time of such refusal shall be entitled, in addition to other remedies at law or in equity, to specific performance of this Agreement by the party that refused to consummate the transactions contemplated hereby.

         11.7 Remedies of the Surviving Corporation. After the Closing, the Surviving Corporation shall have the same rights and benefits under this Agreement as does Tyler with respect to the representations, warranties and covenants of the Shareholder contained herein, as fully as if such representations, warranties and covenants had been made to the Surviving Corporation in lieu or in place of Tyler. In any proceeding by the Surviving Corporation to assert or prosecute any claims under, or to otherwise enforce, this Agreement on behalf of itself or Tyler, the Shareholder agrees that he shall not assert as a defense or bar to recovery by the Surviving Corporation, and hereby waives any right to so assert such defense or bar such recovery, that (a) prior to Closing, the Company shall have had knowledge of the circumstances giving rise to the claim being pursued by it; (b) prior to Closing, the Company engaged in conduct or took action that caused or brought about the circumstances giving rise to its claim, or otherwise contributed thereto; (c) the Company is estopped from asserting or recovering upon its claim by reason of having joined in the representations, warranties and covenants made by the Shareholder in this Agreement; or (d) the Shareholder has a right of contribution from the Surviving Corporation to the extent that there is any recovery against him.

         11.8 Right of Offset. In addition to all other remedies at law or in equity, after the Closing Tyler and Surviving Corporation (which for purposes of this Section 11.8 shall mean the Surviving Corporation and Government Record Services, Inc.) shall have the right to credit and offset against any payment otherwise due the Shareholder under this Agreement, the Employment Agreement or any other agreement or document, amounts equal to liabilities and costs incurred or damages suffered by Tyler or the Surviving Corporation, directly or indirectly (including payments made pending or subject to a final resolution of any dispute or controversy with a third party and whether or not agreed to by the Shareholder if necessary, in the judgment of Tyler, to protect business relationships or assets) based on, relating to or arising out of, or any allegation by a third party of, any breach, or any facts or circumstances which would constitute a breach, by the Shareholder of any representation, warranty, or covenant contained in this Agreement, the Employment Agreement or any other agreement or document between the Shareholder, Tyler and/or the Surviving Corporation executed pursuant hereto or thereto, unless (with respect to a third party claimant) the Shareholder shall have specifically affirmed that he will indemnify and hold Tyler and the Surviving Corporation harmless from such liabilities, costs and damages pursuant to applicable provisions of this Article 11 and shall have undertaken the defense of such claim in accordance with this Article 11. Tyler will give the Shareholder 30 days prior written notice of the Surviving Corporation's intention to offset against any payment otherwise due hereunder or under the Employment Agreement or other agreement or document. If Tyler or the Surviving Corporation offsets any payment so due and, after final determination, Tyler or Surviving Corporation is required to restore payment, such payment shall bear interest from the day of initial offset until payment restoration at a rate per annum which shall from day to day be the higher of 12% or the prime rate of interest from time to time published or announced by Texas Commerce Bank National Association or any successor thereto.

         11.9 Costs of Defense. If any claim for which an indemnified party seeks indemnification under this Article 11 results in a judgment that no damages are due the claimant on a basis for which the indemnifying party is responsible hereunder, then, as between the indemnifying and indemnified parties, the indemnified parties shall be liable for any damages awarded and the costs (including attorneys' fees) of defending such claim.

                                   ARTICLE 12
                                 MISCELLANEOUS

         12.1    Breach Discovered Prior to Closing.

                 (a) If, prior to the Time of Closing, Tyler has actual and certain knowledge (as opposed to an opinion or belief) of any facts or circumstances that it determines would constitute a failure to satisfy the conditions to the obligations of Tyler to close this Agreement contained in Sections 9.1, 9.2 or 9.5 hereof, Tyler shall promptly give written notice to the Shareholder. If the Shareholder fails to cure any such alleged defect within 15 days from the date of notice, Tyler shall have the right either to
(i) terminate this Agreement pursuant to Section 12.2 below, in which case Tyler, shall, if not then in default under this Agreement, be entitled to recover from the Company and the Shareholder as liquidated damages the actual legal, accounting and other out-of-pocket expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the other agreements and instruments referred to herein, its investigation and examination of the affairs of the Company and the Company Subsidiaries, and other actions taken preparatory to consummating the transactions contemplated hereby, or (ii) waive such defect as a condition to closing this Agreement, in which case Tyler shall not be entitled to make any claims against the Shareholder pursuant to this Agreement or to exercise any other remedial rights with respect to such alleged defect.

                 (b) If, prior to the Time of Closing, the Shareholder has actual and certain knowledge (as opposed to an opinion or belief) of any facts or circumstances that the Shareholder determines would constitute a failure to satisfy the conditions to the obligations of the Company and the Shareholder to close this Agreement contained in Sections 8.1, 8.2 and 8.4 hereof, the Company and the Shareholder shall promptly give written notice to Tyler. If Tyler fails to cure any such alleged defect, the Company and the Shareholder shall have the right either to (i) terminate this Agreement pursuant to Section 12.2 below, in which case the Company and the Shareholder shall, if not then in default under this Agreement, be entitled to recover from Tyler as liquidated damages the actual legal, accounting and other out-of-pocket expenses incurred by them (but not including such expenses incurred to appropriately document the corporate records and transactions of the Company, the Company Subsidiaries and the Shareholder) in connection with the negotiation, preparation and execution of this Agreement and the other agreements and instruments referred to herein, their investigation and examination of the affairs of Tyler, and other actions taken preparatory to consummating the transactions contemplated hereby, or (ii) waive such defect as a condition to closing this Agreement, in which case the Shareholder shall not be entitled to make any claims against Tyler or the Surviving Corporation pursuant to this Agreement or to exercise any other remedial rights with respect to such alleged defect.

         12.2 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date:

                 (a)      by mutual consent of Tyler and the Shareholder;

                 (b)      by Tyler if there has been a material
misrepresentation or breach of warranty in the representations and warranties of the Company and the Shareholder set forth herein or if there has been any material failure on the part of the Company or the Shareholder to comply with their obligations hereunder;

                 (c) by the Shareholder if there has been a material misrepresentation or breach of warranty in the representations and warranties of Tyler set forth herein or if there has been any material failure on the part of Tyler to comply with its obligations hereunder;

                 (d) by either Tyler or the Shareholder if the transactions contemplated by this Agreement have not been consummated by the date specified in Section 1.3 of this Agreement, unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions hereof to be performed or observed by it at or before the Closing Date;

                 (e) by either Tyler or the Shareholder if the conditions precedent to its or his obligations to close this Agreement have not been satisfied or waived by it or him at or before the Closing Date; and

                 (f) by either the Shareholder or Tyler if the transactions contemplated hereby violate any non- appealable final order, decree, or judgment of any court or governmental body or agency having competent jurisdiction.

         12.3 Expenses. If the transactions contemplated by this Agreement are not consummated, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, except as otherwise provided in Section 12.1.

         12.4 Disclosure Schedules. The Company Disclosure Schedule and the Tyler Disclosure Schedule are incorporated herein by reference.

         12.5 Entire Agreement. This Agreement and the Exhibits and Disclosure Schedules hereto, the Confidentiality Agreement and the other agreements and documents contemplated hereby, contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. Section and other headings, the table of contents and indexes to the Disclosure Schedules are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement, the Employment Agreement, the Confidentiality Agreement, the Noncompetition Agreements, the Company Disclosure Schedule, the Tyler Disclosure Schedule or in any agreement, certificate or other document delivered pursuant hereto or thereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

         12.6 Survival. All representations and warranties (except those contained in Sections 2.9 and 2.15) of Tyler, Sub, the Company or the Shareholder contained herein, in the Tyler Disclosure Schedule, in the Company Disclosure Schedule, or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing and shall continue in full force and effect for two years after the date of Closing. All representations and warranties of the Shareholder contained in Section 2.9(b) above shall survive the Closing and shall continue in full force and effect after the Closing without time limitation. All representations and warranties of the Shareholder contained in Sections 2.9(a), (c) and (d) above shall survive the Closing and shall continue in full force and effect after the Closing until expiration, in accordance with the laws of Texas, of the applicable time period in which claims may be judicially asserted for breach of a written contract. All representations and warranties of the Shareholder contained in Section 2.15 above shall survive the Closing and shall continue in full force and effect after the Closing until expiration, in accordance with applicable law, of the applicable time periods in which the taxing authority having jurisdiction may assert a claim for failure of or deficiency in the payment of taxes. The representations and warranties of the Company shall not survive the Closing.

         12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

         12.8 Notices. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram, or telecopy, addressed as follows:

         (i)     If to the Company or the Shareholder;

                          William D. Oates
                          Business Resources Corporation
                          2800 West Mockingbird Lane
                          Dallas, Texas 75235
                          Telecopy No.: (214) 902-0211
                 with a copy (which shall not constitute notice) to:

                          Gardere & Wynne, L.L.P.
                          1601 Elm Street
                          3000 Thanksgiving Tower
                          Dallas, Texas 75201-4761
                          Attention: John K. Sterling
                          Telecopy No.: (214) 999-4667

         (ii)    If to Tyler:

                          Tyler Corporation
                          520 Post Oak Blvd., Suite 850
                          Houston, Texas 77027
                          Attention: Chairman of the Board
                          Telecopy No.: (713) 629-9936

                 with a copy (which shall not constitute notice) to:

                          Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                          3400 Texas Commerce Tower
                          600 Travis Street
                          Houston, Texas 77002-3004
                          Attention: Gene G. Lewis
                          Telecopy No.: (713) 223-3717

         Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger, or (with respect to a telecopy) the confirmation being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         12.9 Successors and Assigns. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         12.10 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas (except the choice of law rules thereof).

         12.11 Waiver and Other Action. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification, or supplement is sought.

         12.12 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance (except to the extent such remaining provisions constitute obligations of another party to this Agreement corresponding to the unenforceable provision); and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         12.13 Knowledge. At any time there is a reference in a representation, covenant or warranty of a party to this Agreement that is qualified by the knowledge of such party, the terms "knowledge" or "knows" or "known", or "belief" or "believes" shall mean (i) as to the Company and the Shareholder, the knowledge or belief of the Shareholder or any of those certain individuals who have executed or will execute Noncompetition Agreements pursuant to Section 5.3, and (ii) as to Tyler, the knowledge or belief of its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Louis A. Waters, or James E. Russell.





                  [The following page is the signature page.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   TYLER CORPORATION


                                   By: /s/ C.A. RUNDELL, JR.
                                       ----------------------------------------
                                           C. A. Rundell, Jr., President and
                                           Chief Executive Officer



                                   T1 ACQUISITION CORPORATION


                                   By: /s/ C.A. RUNDELL, JR.
                                       ----------------------------------------
                                           C.A. Rundell, Jr., President



                                   BUSINESS RESOURCES CORPORATION


                                   By: /s/ WILLIAM D. OATES
                                       ----------------------------------------
                                           William D. Oates, President




                                       /s/ WILLIAM D. OATES
                                       ----------------------------------------
                                           WILLIAM D. OATES, Individually

                                   EXHIBIT A

                  Surviving Corporation Directors and Officers



Directors

Brian B. Berry
William D. Oates
C.A. Rundell, Jr.
Glenn A. Smith
Louis A. Waters


Officers

Scott R. Creasman         Chief Financial Officer
William D. Oates          President, Chairman and Chief Executive Officer
John D. Woolf             Executive Vice President, Treasurer and Secretary
Donna L. Allen            Controller and Assistant Secretary

                                   EXHIBIT B

                                 EMPLOYMENT AND
                            NONCOMPETITION AGREEMENT

         This Agreement, made as of October ___, 1997, is among Tyler Corporation, a Delaware corporation ("Tyler"), Business Resources Corporation, a Texas corporation (the "Company"), and William D. Oates ("Oates").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Agreement and Plan of Merger dated October ____, 1997 among Tyler, T1 Acquisition Corporation ("Sub"), the Company, and Oates (the "Merger Agreement"), Tyler has agreed to acquire the Company through the merger (the "Merger") of the Company into Sub, a wholly-owned subsidiary of Tyler; and

         WHEREAS, Tyler and Sub only entered into the Merger Agreement after receiving Oates' agreement to execute and deliver this Agreement to Tyler prior to the consummation of the Merger,

         WHEREAS, Oates is now an employee of the Company and certain corporations of which either the Company or a Company subsidiary is the record or beneficial owner, directly or indirectly, of 50% or more of the capital stock (the "Company Subsidiaries") and possesses information that is confidential and proprietary to their businesses; and

         WHEREAS, pursuant to the Merger Agreement and as a further inducement to Tyler to consummate the acquisition of the Company, Oates is executing this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. Effective Date. This Agreement shall be effective upon, and shall not be effective until, the consummation of the transactions contemplated by the Merger Agreement (the "Closing").

         2.      Employment.

                 (a) The Company hereby agrees to employ Oates, and Oates hereby agrees to remain an employee of the Company, for a minimum period of three years after the effective date of this Agreement.

                 (b) During his employment by the Company, Oates will serve as President and Chief Executive Officer of the Company with all of the authority normally appertaining to those positions, and in such other executive capacities commensurate with his talents and abilities as may be assigned to him from time to time by the Board of Directors of the Company, provided that no duties so assigned shall require Oates to establish permanent residence in a city other than Dallas, Texas.

                 (c) Oates agrees that he will serve the Company faithfully, diligently and to the best of his ability during the period of his employment with the Company, and that he will devote his full business time and efforts to the business of the Company, reasonable vacations and sick leaves in accordance with the Company's policies excluded.

                 (d) As compensation for his employment services with the Company, Oates shall receive an annual salary of $200,000 per year, and shall participate in performance bonus or incentive compensation plans made available to other comparable level employees of the Company, Tyler and Tyler's subsidiaries from time to time. The Company shall reimburse Oates for all reasonable and necessary expenses incurred by him in the performance of his duties to the Company, provided that Oates presents to the Company written accounts thereof and appropriate evidence of payment in accordance with the Company's normal policies.

                 (e) The Company shall make available to Oates all employee fringe benefits and perquisites normally offered by the Company to its executive employees, including the use of a suitable automobile, vacations and sick leave in accordance with the Company policies, and health insurance benefits.

                 (f) After expiration of the initial three year term of this Agreement, either the Company or Oates may terminate Oates' employment by the Company at will and without any cause whatsoever by giving 30 days' prior written notice to the other party of the intention to terminate such employment. The Company may at any time terminate the employment of Oates for "just cause", as defined in Section 7 hereof.

         3. Confidentiality. Oates acknowledges that the nature of his employment with the Company and the Company Subsidiaries has necessarily involved the creation of, transmittal of, handling of, and access to confidential information of a proprietary nature and that Oates has had and will have access to and has become and will become familiar with various trade secrets, including scientific, engineering and technical know-how, processes, computer programs, compilations of information, records, sales procedures, customer requirements, pricing and bidding techniques, customer lists, employees' compensation, methods of doing business and other confidential information (all of which are referred to as "Proprietary Information"), that are owned by the Company and the Company Subsidiaries and will be owned by the Company and the Company Subsidiaries and are and will be regularly used in the operation of the business of the Company and the Company Subsidiaries. Oates acknowledges and agrees that all items of such Proprietary Information are valuable, special and unique assets the disclosure of which would cause substantial injury and loss of profits and goodwill to the Company and the Company Subsidiaries, and in which the Company and the Company Subsidiaries will retain on their own account and that of their clients a proprietary interest that persists beyond any termination of Oates' employment with the Company and the Company Subsidiaries. Oates further acknowledges that the preservation and protection of the Proprietary Information is an essential part of the duties of Oates' employment.
Therefore, Oates agrees that he will take all steps necessary to safeguard all Proprietary Information, whether such information derives from Oates, other employees of the Company or the Company Subsidiaries, or the customers of the Company and the Company Subsidiaries as defined in Section 7(c) of this Agreement, and that he will not, directly or indirectly, use, disclose, or disseminate to any other person or other entity, lecture upon, publish articles concerning, or otherwise employ any such Proprietary Information, except as required in the course of his employment by the Company and the Company Subsidiaries. All files, specifications, drawings, blueprints, reproductions, records, documents, information, data, and similar items relating to the business of the Company and the Company Subsidiaries (the "Documents"), whether prepared or compiled by Oates or otherwise coming into his possession, shall remain the exclusive property of the Company and the Company Subsidiaries and shall not be removed from the premises of the Company and the Company Subsidiaries under any circumstances without the prior written consent of the board of directors of the Company (except in the ordinary course of business during the period of Oates' active employment) and in any event shall be promptly delivered to the Company upon termination of his employment; provided that Oates may remove Documents necessary to prepare tax returns of Oates, Oates' family or personal businesses of Oates from the premises of the Company and the Company Subsidiaries and use them for his personal business use if he retains a copy of any such Document on the premises of the Company or the Company Subsidiary, respectively.

         4.  Assignment Agreement.

                 (a) Discovery or Invention. If, during his employment or within six (6) months after termination for any reason of his employment with the Company or any Company Subsidiary, Oates conceives or makes any discovery, invention, or improvement that relates to the art or business of the Company and the Company Subsidiaries, as then conducted, whether or not such discovery, invention, or improvement is conceived or made alone or with others or at the request or suggestion of the Company or any Company Subsidiary, during regular work hours or otherwise or in or outside of the facilities of the Company or the Company Subsidiaries, then Oates's rights in such discovery, invention, or improvement shall be the exclusive property of the Company. The term "art or business," as used in this Agreement, pertains to goods, materials, machinery, or equipment manufactured, sold, or used, or to services provided, by the Company or any of the Company Subsidiaries during Oates's employment with the Company or any of the Company Subsidiaries or proposed (and not subsequently rejected by management of the Company) during his employment with the Company or any of the Company Subsidiaries to be manufactured, sold, used, or provided by the Company or any of the Company Subsidiaries, or to formulas, designs, patterns, processes, programs, systems, software or methods concerned with the production or design of goods, materials, machinery, or equipment manufactured, sold, or used, or with services provided, by the Company or any of the Company Subsidiaries during his employment with the Company or any of the Company Subsidiaries or proposed (and not subsequently rejected by management of the Company) during his employment with the Company or any of the Company Subsidiaries to be manufactured, sold, used, or provided by the Company or any of the Company Subsidiaries. The term "discovery, invention, or improvement" includes any new and novel art, machine, method, software, process, use, apparatus, composition of matter, design, or configuration of any kind or improvements thereon.

                 (b) Disclosure and Cooperation. Immediately upon making any such discovery, invention, or improvement, Oates shall disclose it to the officers of the Company, but to no one else, and Oates hereby assigns and agrees to assign to the Company his full and exclusive right to any such discovery, invention, or improvement and agrees to execute all documents and instruments the Company deems necessary to vest title to such discovery, invention, or improvement in the Company or the Company Subsidiary or its nominee and, if such discovery, invention, or improvement be patentable or copyrightable, to any application for copyrights or letters patent that may be filed on and copyrights or letters patent that may be obtained or issued on such discovery, invention, or improvement. Oates shall cooperate in all respects with the Company in prosecuting applications for copyrights or letters patent on any such discovery, invention, or improvement and procuring and maintaining copyrights and patents and in obtaining or registering any trademarks or service marks that he may originate. In connection therewith Oates shall:

                          (i) sign all instruments the Company deems necessary or desirable for the filing and prosecution of applications for copyrights or letters patent of the United States or of any foreign country that Oates may desire to file upon such discovery, invention, or improvement;

                          (ii) sign all instruments the Company deems necessary or desirable for filing and prosecuting divisional applications that may be required upon such patent applications;

                          (iii) sign all instruments the Company deems necessary or desirable for reviving or renewing any of such applications if revival or renewal of such applications becomes necessary or desirable; and

                          (iv) sign all instruments the Company deems necessary or desirable to file and prosecute continued applications or reissue applications that subsequently appear to the Company to be necessary or desirable to render such discovery, invention, or improvement effective and fully useful for the purposes of the Company.

         5. Solicitation of Employees. Until the later of (i) the fifth anniversary of the date of the Closing or (ii) the third anniversary of Oates' termination or cessation for any reason of Oates' employment with the Company and all of its affiliates, Oates shall not, on his own behalf or on behalf of any other person, partnership, entity, association, or corporation, either hire, solicit or seek to hire any employee of the Company or any of its affiliates who is party to a confidentiality agreement with the Company or has covenanted not to compete with the Company or any of its affiliates, or in any other manner attempt directly or indirectly to influence, induce, or encourage any such employee of the Company or any of its affiliates to leave the employment of the Company or such affiliate, nor shall he use or disclose to any person, partnership, entity, association, or corporation any information concerning the names and addresses of any of the employees of the Company or its affiliates.

         6. Noncompetition Agreement. Oates acknowledges and agrees that the information he has acquired and will acquire while an employee and a shareholder of the Company or the Company Subsidiaries regarding the Proprietary Information of the Company and the Company Subsidiaries will enable him to injure the Company and the Company Subsidiaries and diminish the value of the investment by Tyler in the Company and the Company Subsidiaries if he should engage in any business that is competitive with the business conducted by the Company and the Company Subsidiaries. Therefore, Oates hereby agrees to the following:

                 (a) Oates will not directly or indirectly engage in any art or business that relates to or offers the same or similar products or services as the art or business, as defined in Subsection 4(a) hereof, of the Company or any of its affiliates, or any products or services directly or indirectly related thereto:

                          (i) in any state in the United States in which such products or services are being or were provided by the Company or any its affiliates as of the Closing;

                          (ii) in any state in the United States in which such products or services are being or were provided by the Company or any of its affiliates during the course of Oates' employment by the Company or any of its affiliates; or

                          (iii) to any person or entity that is or was a customer or affiliate of a customer of the Company or any of the Company's affiliates at any time during the course of Oates' employment by the Company or any of its affiliates.

                 (b) The agreements contained in this Section 6 shall terminate on the later of (i) the fifth anniversary of the date of the Closing or (ii) the third anniversary of Oates' termination or cessation for any reason of Oates' employment with the Company and all of its affiliates.

         7.  Definitions.  For purposes of this Agreement:

                 (a) The term "indirectly" means the performance of services by any business or entity in which Oates either owns or possesses more than a 10% interest in profits, losses, or capital, or is an officer, director, partner or employee, or for which Oates acts as an agent or representative, or to which Oates provides consulting or advisory services.

                 (b) The term "affiliate" means the Company, the Company Subsidiaries and any other business or entity that the Company directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, including Tyler, Tyler's subsidiary corporations as they existed immediately prior to the Closing, and Tyler's subsidiary corporations as they may be acquired or organized after the Closing.

                 (c) The term "customer" includes any person or entity with respect to which, the Company or any of its affiliates has an outstanding bid, offer or agreement to perform services or, to the knowledge of Oates at the date of termination, the Company or any of its affiliates is preparing or contemplating preparation of such a bid, offer or agreement.

                 (d) The term "just cause" means (i) conviction by a criminal court of fraud, embezzlement, theft, bribery, or conviction by a criminal court of other conduct or acts constituting a crime under federal law or a felony under applicable state law (a conviction under this subsection 7(d)(i) shall mean only those convictions which stand after all non-discretionary appeals which a criminal defendant must receive have been exhausted), or (ii) the commission of any act or acts or any course of conduct that constitutes a material breach of any of the terms of this Agreement and which breach has not been cured after notice and opportunity to do so in accordance with the provisions of Section 10 hereof.

         8. Breach, Notice and Right to Cure. If at any time during the term of this Agreement, the Company deems Oates to be in breach of any of the covenants made by him herein, the Company will notify Oates of such breach in writing and Oates shall have 30 days after receipt of such notice to cure the breach to the satisfaction of the Company.


                 If Oates fails to cure the alleged breach for any reason within 30 days after notice and the breach has occurred during the first five calendar years after the date of Closing:

                          (i) Oates shall not be entitled to receive and the Company shall be deemed relieved of any obligation hereunder to pay any amount that at the time is otherwise due, if any, pursuant to
         Section 2 hereof or any future annual amounts at the times they otherwise would have become due, and Oates' covenants and agreements herein shall remain in full force and effect, or in the alternative,

                          (ii) On or before such 30th day, Oates shall cease the activity deemed by the Company to be a breach of Oates's covenant or covenants herein and, if requested by the Company, shall agree to the entry of an order by an appropriate court of law or judicial or administrative tribunal, as determined solely by the Company, restraining Oates from continuing such activity until final judicial or administrative determination of the issue of reach. Upon entry of the agreed restraining order, the Company shall pay Oates any sums which would have been paid to Oates hereunder had the alleged breach not occurred and the

         Company shall resume payments hereunder pending final judicial or administrative determination of the issue of breach.

                 The parties agree that in the event of a breach by Oates of
Section 2 of this Agreement, Tyler or the Company may not recover damages from Oates for such breach of Section 2 of this Agreement in excess of the lesser of $1,000,000 or the total increased cost to the Company or Tyler to replace Oates as President and Chief Executive Officer of the Company for the balance of the initial three year term of Oates' employment by the Company under this Agreement; provided, however, that in the event that the closing price of the Tyler Common Stock on the New York Stock Exchange is not less than $10.00 per share for a period of at least 180 consecutive days, then the release of the Company's obligation to make payments under Section 2 is specifically agreed by the parties to be the sole remedy and the maximum limit on any damages that may be recovered by Tyler or the Company for a breach by Oates of Section 2 of this Agreement. The parties further specifically agree that Tyler's and the Company's remedies against Oates for a breach of Section 2 of this Agreement shall be in addition to, and not in limitation of, any other damages or remedies to which the Company may be entitled at law or in equity for a breach by Oates of any other sections or provisions of this Agreement. The parties further agree that any allocation of Merger Consideration (as defined in the Merger Agreement) to the non- competition and non-solicitation covenants of Oates made herein (i) shall not be evidence of the damages that would be suffered by Tyler or the Company as a result of any breach, and (ii) shall not limit or otherwise be considered in determining any damages or other remedies to which the Company or Tyler may be entitled at law or in equity for a breach by Oates of any other sections or provisions of this Agreement.

                 If at any time during the term of this Agreement, the Company fails to notify Oates of a deemed breach of this Agreement by Oates and fails to make a payment due hereunder, Oates shall notify the Company of such failure to pay pursuant to this Section 8. If the Company does not cure the failure to pay within 10 days after receipt of such notice, then the Company shall be deemed to be in breach of this Agreement.

         9.      Severability.

                 (a) Oates agrees and acknowledges that each agreement and covenant set forth herein constitutes a separate agreement independently supported by good and adequate consideration and that each such agreement shall be severable from the other provisions of this Agreement and shall survive this Agreement. The existence of any claim or cause of action of Oates against the Company or Tyler, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or Tyler of the covenants and agreements of Oates contained herein or in those separate agreements.

                 (b) The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision is too broad to be enforced as written, the parties intend that the court should reform the provision to such narrower scope as it determines to be enforceable. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance, except to the extent such remaining provisions constitute obligations of another party to this Agreement corresponding to the unenforceable provision. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         10. Remedies. Oates acknowledges and agrees that the ascertainment of damages in the event of his breach of any provision of this Agreement would be difficult, and Oates agrees that the Company, in addition to all other remedies it may have (including, without limitation, those described in Section 8 hereof), shall have the right to injunctive relief if there is such a breach.

         11. Acknowledgments. Oates recognizes and agrees that the enforcement of this Agreement is necessary and essential to ensure the preservation and continuity of the business and good will of the Company and its affiliates and to realize and derive all of the benefits, rights, and expectations of conducting such business. Oates agrees that, due to the nature of the Company's business, the scope and the duration of the covenants set forth in this Agreement are in all respects reasonable.

         12. Notices. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or telegram, addressed as follows:

                 (i)      If to Tyler or the Company:

                          520 Post Oak Blvd., Suite 850
                          Houston, Texas 77027
                          Attention: Chairman of the Board
                          Telecopy No.: (713) 629-9936

                          with a copy (which shall not constitute notice) to:

                          Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                          3400 Texas Commerce Tower
                          600 Travis
                          Houston, Texas 77002
                          Attention: Gene G. Lewis

                          (ii)    If to Oates:

                          William D. Oates
                          Business Resources Corporation
                          2800 West Mockingbird Lane
                          Dallas, Texas 75235
                          Telecopy No.: (214) 902-0211


                          with a copy (which shall not constitute notice) to:

                          Gardere & Wynne, L.L.P.
                          1601 Elm Street, Suite 3000
                          Dallas, Texas 75201-4761
                          Attention: John K. Sterling

         Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger, or (with respect to a telecopy) the answer-back being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         13. Successors and Assigns. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         14. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas (except the choice of law rules thereof).

         15. Waiver and Other Action. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification, or supplement is sought.

         16. Suspension of Term. The running of the time periods applicable to any covenant not to compete contained herein shall be suspended during the period of any violation by Oates of such covenant.

         17. Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to receive from the nonprevailing party reasonable attorneys' fees, court costs and necessary disbursements in addition to all other relief to which he or it may be entitled.

         18. Right of Offset. In addition to all other remedies at law or in equity, the Company shall have the right to credit and offset against any payment otherwise due Oates under this Agreement amounts equal to liabilities and costs incurred or damages suffered by Tyler or the Company, directly or indirectly (including payments made pending or subject to a final resolution of any dispute or controversy with a third party and whether or not agreed to by Oates if necessary, in the judgment of Tyler, to protect business relationships or assets) arising out of, based on or relating to any breach by Oates of any representation, warranty or covenant contained in this Agreement, the Merger Agreement or any other agreement or document between or among any of Oates, Sub, Tyler, the Company or any Company Subsidiary executed pursuant hereto or thereto, unless (with respect to a third party claimant) Oates shall have specifically affirmed that he will indemnify and hold Tyler and the Company harmless from such liabilities, costs and damages pursuant to applicable provisions of Article 11 of the Merger Agreement and shall have undertaken defense of such claim in accordance with the said Article 11. The Company will give Oates 30 days prior written notice of its intention to offset against any payment otherwise due hereunder. If the Company offsets any payment due under this Agreement and, after final determination, the Company is required to restore payment, such payment shall bear interest from the day of initial offset until payment restoration at a rate per annum which shall from day to day be the higher of 12% or the prime rate of interest from time to time published or announced by Texas Commerce Bank National Association or any successor thereto. For purposes of this Section 18, reference to the Company includes Sub or any other successor to the business of the Company by merger or otherwise.

         EXECUTED as of the date first above written.

                                  TYLER CORPORATION



                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------



                                  BUSINESS RESOURCES CORPORATION

                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------




                                  --------------------------------------------
                                  WILLIAM D. OATES

                                   EXHIBIT C

                                    FORM OF
                             STOCK OPTION AGREEMENT


         This Stock Option Agreement (this "Agreement") dated as of October 8, 1997 (the "Grant Date") is by and between WILLIAM D. OATES ("Oates") and _______________ ("Optionee").


                                    RECITALS

         WHEREAS, Oates, individually and as President of Business Resources Corporation, a Texas corporation ("BRC"), is negotiating the terms of a Merger Agreement (the "Merger Agreement") between Tyler Corporation, a Delaware corporation ("Tyler"), T1 Acquisition Corporation, a Texas corporation and wholly owned acquisition subsidiary of Tyler ("Sub"), BRC and Oates; and

         WHEREAS, pursuant to the Merger Agreement, it is contemplated that BRC will merge with and into Sub, with Sub being the surviving corporation and thereby becoming a wholly-owned subsidiary of Tyler (the "Merger"); and

         WHEREAS, if the Merger is consummated, Oates will receive shares of Tyler's common stock, $.01 par value per share ("Tyler Stock") pursuant to the terms of the Merger Agreement; and

         WHEREAS, Oates desires to recognize Optionee for his past service to BRC and its affiliates and to provide incentives for Optionee to continue in the employment of BRC and its affiliates after the Merger by granting Optionee a right and option to acquire certain of the Tyler Stock to be owned by Oates, as provided herein;

         NOW THEREFORE, in consideration of the above premises, the covenants and agreements provided herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, but subject to the satisfaction of the conditions set forth herein, the parties hereto agree as follows:

         1. GRANT OF OPTION -- NUMBER OF SHARES AND PRICE. Oates hereby grants to Optionee an option (the "Option") to purchase __________ shares (the "Option Shares") of the Tyler Stock to be owned by Oates as a result of the Merger, and otherwise on the terms and conditions set forth in this Agreement. The exercise price for the Option Shares (the "Exercise Price") shall be $______ per share (i.e., the average of the closing prices of Tyler Stock on the New York Stock Exchange for the five consecutive trading days beginning two trading days prior to Tyler's public announcement of the Merger).

         2. EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall take effect, if at all, only upon (a) the consummation of the Merger and the Closing of the transactions contemplated by the Merger Agreement and their effectiveness on the Merger Effective Date (as defined below), and (b) execution by Optionee of an agreement containing confidentiality and non-competition provisions in form and substance satisfactory to Oates and Tyler. If both of the foregoing conditions are not satisfied on or before January 31, 1998, this Agreement shall be void and of no effect.

         3. OPTION PERIOD. The term of this option (the "Option Period") will commence on the date the Merger Agreement is signed, and will expire at 5:00 o'clock p.m. Dallas time on the earlier of (i) the 90th day after termination of Optionee's continuing employment or consulting relationship with Tyler and its affiliates for any reason other than death or permanent disability (as determined in the sole discretion of Oates) or retirement at or after Normal Retirement Age (as defined herein); or (ii) the tenth anniversary of the Merger Effective Date. After the expiration date, no further Option Shares may be purchased under this Agreement.

         4.      VESTING OF OPTIONS.

                 (a) On the effective date of the Merger (the "Merger Effective Date"), 40% of the Option Shares shall become vested and will be available thereafter for purchase by Optionee during the remaining term of the Option Period subject to Section 4(c) and the other restrictions in and provisions of this Agreement.

                 (b) Effective on each anniversary of the Merger Effective Date, 15% of the Option Shares shall become vested and will be available thereafter for purchase by Optionee during the remaining term of the Option Period subject to Section 4(c) and the other restrictions in and provisions of this Agreement.

                 (c) Notwithstanding the above, on each such vesting date, Optionee must have been in a continuing employment or consulting relationship with BRC or its subsidiaries or successors, including Tyler or its subsidiaries, since the Grant Date.

                 (d) If Optionee dies or becomes permanently disabled (as determined in the sole discretion of Oates), 100% of the Option Shares will become vested and immediately available for purchase by Optionee, or in the case of death of Optionee, by the person(s) specified in
         Section 8(a) of this Agreement.

                 (e) If Optionee retires at or after Normal Retirement Age, the vesting set forth in Section 4(b) shall continue despite such retirement provided Optionee is not in violation of any agreements not to compete in favor of Oates, BRC or their successors and assigns.

         5. VESTING UPON CHANGE OF CONTROL. Upon a Change of Control (as defined below), 100% of the Option Shares will become vested and immediately available for purchase by Optionee, and Optionee will be entitled to receive, for the aggregate exercise price payable upon exercise of this option, in lieu of the Tyler Stock otherwise issuable upon exercise of this option, the same kind and amount of securities, assets, or other consideration as may be distributable upon such sale, merger, consolidation or corporate reorganization, to a holder of the number of shares of stock of the company into which this option is convertible immediately prior to such transactions.

         6.      EXERCISE OF OPTION.        Subject to Section 7 below, this
option shall be exercisable at any time and from time to time after the Grant Date and during the Option Period, in whole or in part with respect to any portion of the Option Shares that has become vested and available for purchase in accordance with this Agreement. No fractional shares will be issued. If an exercise covers a fractional share, the number of shares to be issued on exercise will be rounded to the next lowest share and the exercise price for the fraction will be returned to Optionee.

         7. RIGHT TO EXERCISE; RESTRICTIONS. This option shall be exercisable during the Option Term only by Optionee and only if, at the time of exercise, Optionee has been in a continuing employment or consulting relationship with BRC, Tyler or their respective subsidiaries or successors, since the Grant Date of this option, except that:

                 (a) If Optionee should die while in a continuing employment or consulting relationship with BRC, Tyler or their respective subsidiaries and successors, or during retirement at or after Normal Retirement Age, this option may be exercised by the estate of Optionee or by a person who acquired the right to exercise this option by bequest or inheritance or by reason of the death of Optionee for the remainder of the Option Term.

                 (b) If Optionee should become permanently disabled (as determined in the sole discretion of Oates) while in a continuing employment or consulting relationship with BRC, Tyler or their respective subsidiaries or successors, Optionee may exercise this option for the remainder of the Option Term.

                 (c) If Optionee should retire at or after Normal Retirement Age from his employment or consulting relationship with BRC, Tyler or their respective subsidiaries successors, Optionee may exercise this option for the remainder of the Option Term.

                 (d) Optionee may exercise this Option, other than as set forth in subsections (a) through (c) above, with respect only to shares that were vested on the date of termination of his continuing employment or consulting relationship with BRC, Tyler or their respective subsidiaries or successors, for a period of ninety (90) days after such termination;

         8. MANNER OF EXERCISE. This option shall be exercisable by a written notice which:

                 (a) States the election to exercise this option and the number of shares with respect to which it is being exercised;

                 (b) Contains an undertaking to provide such information as is required, in the discretion of counsel for Oates and Tyler, to determine whether an exemption from registration of such shares is available under federal and applicable state securities laws and to make such representations and warranties regarding Optionee's investment intent as such counsel may require;

                 (c) Is signed by Optionee or other person or persons authorized to exercise the Option and, if signed by a person other than Optionee, is accompanied by appropriate evidence or proof of the authority or right of such person to exercise the Option;

                 (d) Is accompanied by cash, check, or other consideration acceptable to Oates, in the amount of the exercise price for the total number of shares being purchased, or instructions to allow a cashless exercise (as defined below); and

                 (e) Confirms that all representations and warranties in the Investment Representations dated as of October 8, 1997, executed and delivered by Optionee to Oates and Tyler prior to or concurrently with the grant of the Option to Optionee, remain true and correct as of the date of exercise.

                 To the extent permitted by applicable laws and regulations, at the request of Optionee and at no expense to Oates, Oates will cooperate in a "cashless exercise" of any portion of the Option by Optionee so that Optionee may obtain the cash to pay the Exercise Price from a partial sale, through a broker, of the Option Shares that are received under his Option.

         9. RESTRICTIONS ON SALE OF TYLER STOCK. Optionee acknowledges and agrees that he shall not sell any Option Shares to which he may become entitled through exercise of the Option granted herein prior to the first anniversary of the Merger Effective Date. In addition, Optionee acknowledges and agrees that no Option Shares will be sold, pledged, transferred or assigned in any manner in the absence of (a) an effective registration statement under the Securities Act of 1933, as amended (the "Act") covering such Option Shares,
(b) compliance with Rule 144 promulgated under the Act, or (c) an opinion of counsel reasonably satisfactory to Oates and Tyler that such sale, pledge, transfer or assignment is in compliance with the Act and the general rules and regulations promulgated thereunder.

         10. TYLER APPROVAL OF VESTING CHANGES. Optionee acknowledges that no waiver of any vesting requirement or acceleration of any vesting schedule provided herein by Oates shall be effective unless Tyler consents to same, and that Tyler is a third party beneficiary of and entitled to enforce this covenant.

         11. NON-TRANSFERABILITY. This option may not be transferred or assigned in any manner by Optionee otherwise than by will or the laws of descent and distribution, and may be exercised only by Optionee during his lifetime or as provided in Section 8.

         12. RIGHTS AS STOCKHOLDER. Optionee shall have no rights as a stockholder with respect to any shares covered by this Option, until such time as the Option is properly exercised, in whole or in part, and a certificate is issued to him for Option Shares. Except as provided in Section 13, no adjustment will be made for dividends or other rights of stockholders for which the record date is prior to the issuance of a certificate for Option Shares in favor of Optionee.

         13. CAPITAL ADJUSTMENTS. The number of Option Shares covered by the Option and the Exercise Price may be adjusted to reflect, as deemed appropriate by Oates, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation, or the like, of or by Tyler.

         14. RELEASE BY OPTIONEE. In consideration for the Option, Optionee hereby releases and forever discharges any and all actions or causes of action, suits, claims, debts, charges, complaints, promises and contracts (whether oral or written, express or implied from any source), whatsoever, in law or equity, which the Optionee, his heirs, executors, administrators, successors and/or assigns may now have or hereafter may have under any municipal, local, state or federal law, regulation, ordinance or common law against BRC, Oates and all of their respective predecessors, successors, assigns, subsidiaries, and affiliates, and each person who is or was an officer, director, shareholder, optionee, agent, employee or attorney of or for BRC, Oates, or their affiliates at any time either before or after the Merger Effective Date, and arising out of or by reason of any facts or circumstances occurring prior to the Merger Effective Date or in existence on such date.

         15. NOTICES. Each notice relating to this option will be in writing and delivered in person or by certified mail to the proper address. Each notice will be deemed to have been given on the date it is received. Notices to Oates should be mailed or delivered to 2800 W. Mockingbird Lane,

Dallas, Texas, 75235. Notices to Optionee will be addressed to Optionee at his home address as reflected on the signature page of this Agreement. Any party may change its address for notices under this Agreement by giving a notice to that effect in accordance with this Section 15.

         16. BENEFITS OF AGREEMENT. This option agreement shall inure to the benefit of and be binding upon the heirs, legal representatives and successors of Optionee. This option agreement shall be the sole and exclusive source of any and all rights which Optionee, his heirs, legal representatives or successors may have with respect to the shares subject to the Option.

         17. DEFINITIONS. For the purpose of this Agreement, unless the context requires otherwise, the following terms shall have the meanings indicated:

                 (a) "Continuing employment or consulting relationship" means the absence of any interruption or termination of Optionee's employment by or consulting relationship with BRC, Tyler or their respective subsidiaries and successors, which now exists or hereafter is organized or acquired by BRC, Tyler or their respective
         subsidiaries or successors.   A continuing employment or consulting
         relationship shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by Oates. If Optionee's employment or consulting relationship is terminated for any reason (including disability or retirement from active employment) but simultaneously therewith Optionee becomes a member of the Board of Directors of BRC and its subsidiaries and successors, including Tyler and its subsidiaries, or is already a member, the employment or consulting relationship will be deemed to be a continuing employment or consulting relationship as long as Optionee serves as a member of such Board of Directors and (if otherwise applicable) he shall not be deemed to have retired until termination of or retirement from his membership on such Board of Directors.

                 (b) "Normal Retirement Age" means the age established by the Board of Directors of BRC and its subsidiaries and successors, including Tyler and its subsidiaries, from time to time as the normal age for retirement of a director or employee, as applicable. In the absence of a determination by such Board, the Normal Retirement Age of employees shall be deemed to be 65 years of age.

                 (c) A "Change of Control" shall be deemed to have occurred on the earliest of the following dates:

                          (i) The date any entity or person (including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, or comparable successor provisions) shall have become the beneficial owner of, or shall have obtained voting control over, thirty percent (30%) or more of the then outstanding Tyler Stock (assuming full dilution), without the approval of the Tyler Board of Directors (the "Tyler Board"); or

                          (ii) The date upon which, during any period of two consecutive years, individuals who at the beginning of such period constitute the Tyler Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Tyler's stockholders, of each new Tyler Board member was approved by a vote of at least three-fourths of the Tyler Board members then still in office who were Tyler Board members at the beginning of such period.

         IN WITNESS WHEREOF, Oates and Optionee have caused this option agreement to be executed as of the Grant Date noted above.

OPTIONEE                                            OATES



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Name:                                               William D. Oates
     --------------------------------------

Address for Notice:


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                                      C-6